As filed May 17, 1999                                      File No. 333-________
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            AUTOTRADECENTER.COM INC.
             (Exact name of registrant as specified in its charter)

    ARIZONA                           ----                        86-0879572
(State or other               (Primary Standard               (I.R.S. Employer
  jurisdiction            Industrial Classification          Identification No.)
of incorporation                 Code Number)
or organization)

             8135 EAST BUTHERUS, SUITE 3, SCOTTSDALE, ARIZONA 85260
                                 (602) 951-8040
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                             MIKE STUART, PRESIDENT
                            AUTOTRADECENTER.COM INC.
                           8135 EAST BUTHERUS, SUITE 3
                            SCOTTSDALE, ARIZONA 85260
                                 (602) 951-8040
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

                             Fay M. Matsukage, Esq.
                   Dill Dill Carr Stonbraker & Hutchings, P.C.
                          455 Sherman Street, Suite 300
                             Denver, Colorado 80203
                                 (303) 777-3737
                               (303) 777-3823 fax

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check
the following box.                                                      [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                           [ ]_____

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                  [ ]_____

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                  [ ]_____

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box.                                                      [ ]_____



                                          CALCULATION OF REGISTRATION FEE
------------------------- ----------------------         ----------------------- ---------------------- ----------------------
                                                                                   PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF                                     PROPOSED MAXIMUM      AGGREGATE OFFERING
    SECURITIES TO BE          AMOUNT TO BE                 OFFERING PRICE PER            PRICE                AMOUNT OF
       REGISTERED              REGISTERED                         UNIT                                    REGISTRATION FEE
------------------------- ----------------------         ----------------------- ---------------------- ----------------------
Common Stock issuable      100,000 shares (1)<F1>                $0.50                  $50,000                $13.90
upon exercise of Warrant
------------------------- ----------------------         ----------------------- ---------------------- ----------------------
Common Stock issuable      _____ shares (1)<F1>(2)<F2>          $_____ (1)<F1>          $470,000                $130.66
upon conversion of
Series B Preferred Stock
------------------------- ----------------------         ----------------------- ---------------------- ----------------------
Total                                                                                  $520,000                $144.56
------------------------- ----------------------         ----------------------- ---------------------- ----------------------

<F1>
(1) An indeterminate number of additional securities are registered hereunder which may be issued, as provided in the Warrant and Series B Preferred Stock definition, in the event provisions against dilution become operative.
<F2>
(2) Each share of Series B Preferred Stock is convertible into shares of the registrant's Common Stock using a conversion price equal to 65% of the average closing bid price for the Common Stock for the 10 trading days immediately preceding the date of conversion:

         # OF SHARES OF PREFERRED STOCK X $10 = # of shares of
         ------------------------------------   Common Stock
         65% of average closing bid price

         There are 47,000 shares of Series B Preferred Stock issued and outstanding. Accordingly, the aggregate offering price of the shares of Common Stock being registered herein is $470,000.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                    Subject to Completion, dated May 17, 1999

                            AUTOTRADECENTER.COM INC.

                             SHARES OF COMMON STOCK



         Certain stockholders of our Company are hereby offering for resale shares of Common Stock issuable upon conversion of Series B Preferred Stock held by them. As many as 1,146,341 shares of Common Stock may be issued upon conversion of the Series B Preferred Stock. The selling stockholders may sell the Common Stock at any time at any price. We will not receive any proceeds from the resale of these shares. We have agreed to pay for all expenses of this offering. See "Selling Stockholders" and "Plan of Distribution."

         In addition, we are registering 100,000 shares of Common Stock issuable upon exercise of a Warrant (the "Warrant Shares") granted to Anthony Advisors. See "Selling Stockholders" and "Plan of Distribution."

         Our Common Stock is traded on the local over-the-counter markets and the NASD Bulletin Board under the symbol "AUTC." On May 14, 1999, the closing price for our Common Stock was $2.687 per share.

                                   ----------

         INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 4.

                                   ----------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

         The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


               This date of this Prospectus is _____________, 1999

                                TABLE OF CONTENTS
                                                                          PAGE

PROSPECTUS SUMMARY...........................................................3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS............................4

RISK FACTORS.................................................................4

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.....................6

SELECTED FINANCIAL DATA......................................................7

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
     RESULTS OF OPERATIONS...................................................8

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
     AND FINANCIAL DISCLOSURE................................................10

BUSINESS.....................................................................11

MANAGEMENT...................................................................15

SECURITIES OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT................18

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................19

SELLING STOCKHOLDERS.........................................................22

DESCRIPTION OF SECURITIES....................................................23

PLAN OF DISTRIBUTION.........................................................24

SHARES ELIGIBLE FOR FUTURE SALE..............................................25

LEGAL PROCEEDINGS............................................................25

EXPERTS......................................................................26

AVAILABLE INFORMATION........................................................26

REPORTS TO STOCKHOLDERS......................................................26

FINANCIAL STATEMENTS.........................................................F-1

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this Prospectus. This summary is not complete and may not contain all of the information that you should consider before purchasing our securities. You should carefully read this entire Prospectus and the financial statements contained in this Prospectus.

         Unless the context otherwise requires, the terms "we," "our," "us," and "the Company" refers to AutoTradeCenter.com Inc.

THE COMPANY

         The Company is engaged in the wholesale used car business, selling and buying used vehicles to and from dealers, through several independent wholesale brokers. The Company was incorporated in Arizona on July 10, 1997 and commenced operations on September 22, 1997 at its facility in Scottsdale, Arizona. The Company opened a facility in Albuquerque, New Mexico, on June 1, 1998, which is operated by its wholly-owned subsidiary, Auto Network USA of New Mexico.

         The Company enhances its services by offering alternative finance programs for dealers who purchase used cars from the Company. These programs are marketed and administered by Pinnacle Dealer Services, Inc., an affiliated Arizona corporation that was acquired by the Company on August 20, 1998.

         In February 1999, the Company launched an Internet site to facilitate the buying and selling of vehicles at wholesale between dealers. The business activities related to the development, management and administration of the Internet site are being conducted through BusinessTradeCenter.com Inc., a majority owned subsidiary. The Company has made its inventory available on the site.

         As of March 31, 1999, the Company acquired Walden Remarketing Services, which has arrangements with the financing subsidiaries of various car manufacturers to assist in the disposition of their fleet and consumer lease vehicles.

         The Company's offices are located at 8135 East Butherus, Suite 3, Scottsdale, Arizona 85260, and its telephone number is (602) 951-8040.

THE OFFERING

Securities offered......................  Up to 1,146,341 shares of Common Stock issuable  upon conversion  of Series B
                                          Preferred Stock

                                          Up to 100,000 shares of  Common  Stock
                                          issuable upon exercise of warrants

Securities outstanding..................  20,218,417 shares of Common Stock
                                          47,000 shares of Series B Preferred
                                          Stock

         We will not receive any of the proceeds from the resale of these securities. See "Selling Stockholders."

RISK FACTORS

         Investing in our securities involves a high degree of risk. You should consider carefully the information under the caption "Risk Factors" beginning on page 4 of this Prospectus in deciding whether to purchase the securities offered under this Prospectus.

SUMMARY FINANCIAL INFORMATION

         The following summary financial data is based upon our consolidated financial statements included elsewhere in this Prospectus. We have prepared our consolidated financial statement in accordance with generally accepted accounting principles. Our results of operations for any interim period do not necessarily indicate our results of operations for the full year. You should read this summary financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and our consolidated financial statements.


                                                            ----------------------- -----------------------

         BALANCE SHEET DATA:                                  DECEMBER 31, 1998
                                                                 (UNAUDITED)            MARCH 31, 1998

         Current assets...................................             $ 8,541,418             $ 3,893,221
         Total assets.....................................             $ 8,726,441             $ 3,961,845
         Current liabilities..............................             $ 5,297,899             $ 2,687,512
         Long-term liabilities............................             $ 2,148,259              $  534,465
         Stockholders' equity.............................             $ 1,280,283              $  739,868
         Working capital..................................             $ 3,243,519             $ 1,205,709
                                                            ----------------------- -----------------------

         INCOME STATEMENT DATA:                             NINE MONTHS ENDED           JULY 10, 1997
                                                            DECEMBER 31, 1998        (INCEPTION) THROUGH
                                                                 (UNAUDITED)            MARCH 31, 1998

         Net sales........................................            $ 69,600,122            $ 31,581,117
         Net income before taxes..........................              $  175,156               $  15,899
         Net income.......................................              $  109,413               $  12,384


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements in this Prospectus are not historical facts but are forward-looking statements. Such forward-looking statements may be identified by the use of terminology such as "anticipate," "believe," "estimate," "expect," "intend," "may," "plans," "project," and similar expressions. Such statements involve risks and uncertainties including, but not limited to, those relating to the stage in which the Company is operating; the lack of revenues; Year 2000 compliance; uncertainty of market acceptance of the Company's services once introduced; competition; effects of government regulation on the Company's services; dependence on key personnel; and market for the Company's shares as well as other factors detailed in "Risk Factors" below and elsewhere in this Prospectus and in the Company's other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.


                                  RISK FACTORS

         The securities offered under this Prospectus involve a high degree of risk. You should carefully consider the risk factors set forth below, as well as the other information appearing in this Prospectus, before purchasing any of our securities.

         NEWLY-FORMED ENTITY. The Company was incorporated on July 10, 1997 and has been in operation only since September 22, 1997. While we were able to generate net income of $12,384 for the period ended March 31, 1998, and $109,413 (unaudited) for the nine months ended December 31, 1998, there can be no assurance that we will continue to be profitable. In addition, we can provide only a limited amount of historical information and financial data about our operations upon which a prospective investor can make an informed judgment as to our future prospects. Therefore, you should consider the purchase of the Company's securities as being risky since the

Company may be subject to unforeseen costs, expenses, problems, and difficulties commonly encountered by new ventures. See the Financial Statements.

         SIGNIFICANT INDEBTEDNESS; ASSETS PLEDGED AS COLLATERAL. At December 31, 1998, the Company had liabilities of $7,446,158 (unaudited), as compared to stockholders' equity of $1,280,283 (unaudited). The Company's line of credit from a bank (which was increased to $3,000,000 at March 26, 1999 from $500,000 at December 31, 1998) is secured by all inventory, accounts receivable, equipment, and general tangibles of the Company. If we should fail to generate sufficient cash flow to service the bank debt, foreclosure on the pledged assets would impair our operations. See the Financial Statements.

         RELATED PARTY TRANSACTIONS. The acquisition of Pinnacle Dealer Services, Inc.; loans from principal shareholders, officers, and directors of the Company; and the issuance of stock options to principal shareholders, officers and directors who have personally guaranteed certain Company obligations were not arm's-length transactions. While management believes that the terms of such transactions were fair and in the best interests of the Company, they were not approved by the shareholders or disinterested directors of the Company and no fairness opinions were obtained. Further, we engage in wholesale used car transactions with affiliated entities from time to time on the same terms as with other dealers. It is likely that officers, directors, and principal shareholders of the Company will continue to provide financial assistance in the future. See "Certain Relationships and Related Transactions."

         DEPENDENCE ON MANAGEMENT. Our success will largely depend upon the active participation of our management. We do not have employment agreements with our management or key-man insurance. The time which the officers and directors devote to our business affairs and the skill with which they discharge their responsibilities will substantially impact our success. To the extent the services of these individuals would be unavailable to us for any reason, we would have to obtain other executive personnel to manage and operate the Company. In such event, there is no assurance that we would be able to employ qualified persons on terms favorable to the Company. See "Management."

         RISKS  RELATING  TO  COMPETITION.   The  Company  competes  with  other
independent wholesale brokers and auto auctions. See "Business - Competition."

         LIMITED PUBLIC MARKET. Our Common Stock is traded in the over-the-counter market. The price for the stock and the volume of shares traded fluctuate widely. Consequently, persons who invest in the Common Stock may not be able to use their shares as collateral for loans and may not be able to liquidate at a suitable price in the event of an emergency. See "Market for Common Equity and Related Stockholder Matters."

         OPTIONS, WARRANTS, AND CONVERTIBLE SECURITIES; POTENTIAL DILUTION AND ADVERSE IMPACT ON ADDITIONAL FINANCING. As of May 14, 1999, the Company had outstanding options, warrants, and convertible securities to acquire an aggregate of 8,807,690 shares of Common Stock. To the extent that the outstanding options, warrants, and convertible securities are exercised or converted, the Company's existing shareholders will experience dilution in their percentage of ownership. So long as these options, warrants, and convertible securities are exercisable, the holders will have the opportunity to profit from a rise in the price of the Common Stock. The existence of such options, warrants, and convertible securities may adversely affect the terms on which the Company can obtain additional financing. The holders of such options, warrants, and convertible securities can be expected to exercise them at a time when the Company would probably be able to obtain additional capital by an offering of its stock at a price higher than the exercise price of these outstanding options, warrants, and convertible securities. See "Description of Securities - Series B Preferred Stock" and "Shares Eligible for Future Sale."

         AUTHORIZATION OF PREFERRED STOCK. The Company is authorized to issue up to 1,000,000 shares of preferred stock, in one or more series, with such rights, preferences, qualifications, limitations, and restrictions as shall be fixed and determined by the Company's Board of Directors from time to time. Any such preferences may operate to the detriment of the rights of the holders of the Common Stock. As of May 14, 1999, 47,000 shares of Series B Preferred Stock were issued and outstanding. See "Description of Securities Preferred Stock."

         LIMITATION ON PERSONAL LIABILITY OF DIRECTORS. The Company's Articles of Incorporation and the Arizona Business Corporation Act provide that a director shall not be personally liable to the Company or its stockholders for monetary damages for any action taken or any failure to take any action as a director, except liability for any of the following: (a) the amount of a financial benefit received by a director to which the director is not entitled;
(b) an intentional  infliction of harm on the  corporation or the  shareholders;
(c) a violation of section 10-833 of the Arizona Business Corporation Act which pertains to liability for unlawful distributions; or (d) an intentional violation of criminal law.

         "PENNY STOCK" RULES. Our Common Stock is subject to rules promulgated by the Securities and Exchange Commission relating to "penny stocks," which apply to non-NASDAQ companies whose stock trades at less than $5.00 per share or whose tangible net worth is less than $2,000,000. These rules require brokers who sell "penny stocks" to persons other than established customers and "accredited investors" to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in the security. These rules may restrict the ability of brokers to sell the Company's Common Stock and may affect the secondary market for the Common Stock.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         The Company's Common Stock has been traded over-the-counter since January 29, 1998 on the OTC Bulletin Board. The following table sets forth the range of high and low bid quotations for each fiscal quarter since the stock began trading. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.



         FISCAL QUARTER ENDING                    HIGH BID    LOW BID

         March 31, 1998 ...................       $ 1.1250    $ 0.0250
         June 30, 1998 ....................       $ 1.1250    $ 0.7500
         September 30, 1998 ...............       $ 1.0625    $ 0.1875
         December 31, 1998 ................       $ 1.6875    $ 0.5000
         March 31, 1999 ...................       $ 7.7500    $ 1.5625

         On May 14, 1999, the closing price for the Common Stock was $2.687.

         The number of record holders of the Company's Common Stock as of May 14, 1999 was 39 according to the Company's transfer agent.

         Holders of shares of Common Stock are entitled to dividends when, and if, declared by the Board of Directors out of funds legally available therefor. The Company has never paid any cash dividends on its Common Stock and intends to retain future earnings, if any, to finance the development and expansion of its business. The Company's future dividend policy is subject to the discretion of the Board of Directors and will depend upon a number of factors, including future earnings, capital requirements, and the financial condition of the Company.

                            SELECTED FINANCIAL DATA

         The balance sheet and income statement data shown below were derived from audited financial statements of the Company. You should read this data in conjunction with "Management's Discussion and Analysis OF Financial Condition and Results of Operations," as well as the Financial Statements of the Company and notes thereto, included elsewhere in this Prospectus. The interim period information is not necessarily indicative of the Company's results for the remainder of the fiscal year.


                                                            ----------------------- -----------------------

         BALANCE SHEET DATA:                                  DECEMBER 31, 1998
                                                                 (UNAUDITED)            MARCH 31, 1998

         Current assets...................................             $ 8,541,418             $ 3,893,221
         Total assets.....................................             $ 8,726,441             $ 3,961,845
         Current liabilities..............................             $ 5,297,899             $ 2,687,512
         Long-term liabilities............................             $ 2,148,259              $  534,465
         Stockholders' equity.............................             $ 1,280,283              $  739,868
         Working capital..................................             $ 3,243,519             $ 1,205,709
                                                            ----------------------- -----------------------

         INCOME STATEMENT DATA:                               NINE MONTHS ENDED         JULY 10, 1997
                                                              DECEMBER 31, 1998      (INCEPTION) THROUGH
                                                                 (UNAUDITED)            MARCH 31, 1998

         Net sales........................................            $ 69,600,122            $ 31,581,117
         Net income before taxes..........................              $  175,156               $  15,899
         Net income.......................................              $  109,413               $  12,384
         -------------------------------------------------- ----------------------- -----------------------

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following discussion contains trend information and other forward-looking statements that involve a number of risks and uncertainties. The Company's actual future results could differ materially from its historical results of operations and those discussed in the forward-looking statements. All period references are from September 22, 1997 (commencement of operations) through March 31, 1998 and the nine-month period ended December 31, 1998. The financial impact related to the activities of BusinessTradeCenter.com Inc. ("BTC") and Walden Remarketing Services, Inc. ("Walden Remarketing"), both of which were acquired subsequent to December 31, 1998, are not included in the following discussion and analysis.

GENERAL

         The following presentation sets forth Management's Discussion and Analysis of Financial Condition and Results of Operations from September 22, 1997 (commencement of operations) through March 31, 1998, and the nine month period ended December 31, 1998, which includes a discussion of the Company with its wholly-owned subsidiaries, Auto Network Group of New Mexico, Inc. ("ANNM"), and Pinnacle Dealer Services, Inc ("PDS").

         Consequently and in order to present an adequate analysis of the Company's financial trends, the following discussion also includes Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company on a stand-alone basis, as of December 31, 1998. This discussion is based upon internal financial records presented as of December 31, 1998.

OVERVIEW

         The Company began operations on September 22, 1997 and completed its first fiscal year on March 31, 1998. During this period of time the founders were involved in the normal activities associated with any start up venture. Management focused its activities on hiring and training personnel, developing accounting and management systems and controls, and expanding the Company's operations into different markets. On June 1, 1998, the Company opened the ANNM facility in Albuquerque, New Mexico. PDS was acquired in August 1998. PDS provides to the Company's dealer network, through third party financing arrangements, financing for the purchase of vehicles purchased by the dealer from AutoNetwork. This financing arrangement has the effect of increasing sales and cash flow without exposing the Company to the risks associated with the dealer obligation.

          Because the Company has only conducted operations since September 22, 1997, prior period financial information is not available and discussion of the Company's operations is limited to the period from inception to March 31, 1998 and the nine month period ended December 31, 1998.

RESULTS OF OPERATIONS

         For the nine months ended December 31, 1998, we reported consolidated sales of $69,600,122, as compared to sales of $31,581,117 for the period ended March 31, 1998 (which covered approximately six months of operations). The relative increase in the volume of sales is primarily due to the addition of independent brokers during the balance of the calendar year 1998 and the opening of the Albuquerque office on June 1, 1998. Sales for the Albuquerque office for its first seven months ending December 31, 1998 were $11,248,055.

         We realized a gross profit margin of 4.1% for the period ended March 31, 1998, and 4.2% for the nine months ended December 31, 1998. Management does not anticipate that this gross margin will change significantly in the near term, although management is initiating programs that may have a positive affect on its future gross margin.

         Total operating expenses were $1,183,120 for the period ending March 31, 1998, and $2,494,544 for the nine months ended December 31, 1998, resulting in income from operations of $117,750 and $416,834, respectively. These expenses represent 3.7% of sales for the period ended March 31, 1998 and 3.6% for the nine months ended December 31, 1998.

         While the Company incurred a significant amount of interest expense ($114,404 for the period ending March 31, 1998, and $278,413 for the nine months ended December 31, 1998), operations were profitable for those periods.

         PDS did not contribute any significant direct operating activity since its inception.

ANTICIPATED TRENDS

         Management anticipates that sales will increase in fiscal year 1999 based upon the following: (1) the Company intends to expand into three to five additional markets; (2) programs have been initiated that will have the effect of increasing the sales opportunities at each location; and (3) the acquisition of Walden, coupled with our initiative into the use of the Internet through BTC may provide opportunities for national and international relationships that may increase product availability and re-distribution. While management anticipates a growth in sales in 1999, any anticipated growth is dependent upon its ability to raise the additional capital and debt financing required to fund such growth.

FLUCTUATIONS IN OPERATING RESULTS

         The Company has had limited experience to determine if the Company's operations will be subjected to major fluctuations or trends. Historically, the used car market has remained relatively stable as an industry. Industry projections over the next few years indicates there will be an upward trend in used car sales; however, there can be no assurance that the Company's sales will parallel industry projections or that industry projections will materialize.

FINANCIAL CONDITION

         Total assets increased from $3,961,845 at March 31, 1998, to a consolidated total of $8,716,441 at December 31, 1998. The total assets at December 31, 1998 that were attributable to the operations of ANNM were $1,214,083. Total assets for the Company at December 31, 1998, without ANNM, increased from $3,961,845 at March 31, 1998 to $7,762,459 at December 31, 1998,
reflecting the growth of the Company accomplished through the deployment of the capital and debt raised from outside investors. Assets of PDS were insignificant at December 31, 1998.

         Current liabilities increased from $2,687,512 at March 31, 1998 to a consolidated total of $5,297,899 at December 31, 1998. The increase attributable to ANNM's operations was $596,874 with the remaining balance of the increase due to short-term debt financing. The Company is seeking alternative financing sources that will have the effect of reducing the short-term debt included in current liabilities and increasing the amount of long-term debt.

         Stockholders' equity increased from $739,868 at March 31, 1998 to a consolidated balance of $1,280,283 at December 31, 1998. The increase was attributable to the earnings generated during the nine-month period ending December 31, 1998, and to the issuance of 266,667 shares for goodwill in connection with the opening of ANNM. The Company established ANNM by obtaining the services of a management team, leasing the facility in Albuquerque, and providing ANNM with initial capital of $250,000. See "Certain Relationships and Related Transactions - Auto Network USA of New Mexico, Inc. ("ANNM") Transactions."

LIQUIDITY AND CAPITAL RESOURCES

         The Company's capital needs were met during the period ending December 31, 1998 primarily as a result of short-term financing totaling $2,379,759 and the capital infusion of $377,669 in November 1998.

         The model for expansion into other markets and the opening of other facilities requires the independent wholesale broker in the new location to subordinate debt to the funds infused into the operations by the Company. This provides the new location with additional working capital to expand sales volume. The Company estimates that the additional debt infusion pursuant to this arrangement will be $300,000 to $500,000 for each new location. These funds are necessary to support the working capital needs of each market in the purchase of vehicles and a build up of accounts receivable.

         Effective September 1, 1998, PDS initiated a financing program for dealers who purchase vehicles from the Company. The Company intends to improve its cash flows through utilization of this finance program. In addition, on March 31, 1999 the Company obtained a $3,000,000 line of credit with a financial institution that will provide sufficient liquidity and capital to implement its business plan including providing for the expansion into other markets.

         The effect of BTC is premature to discuss as a result of its recent introduction into the market place. However, inquiries, correspondence and dealer registration to be included in the activities created by this internet site have exceeded management estimates and expectations since its introduction on February 1, 1999.

         The effect of Walden Remarketing is premature to discuss since its acquisition by the Company on March 31, 1999. However, Walden Remarketing has previously maintained profitable operations and the Company has no reason to believe that positive performance will not be achieved in the future.


SAFE HARBOR STATEMENT

         Forward-looking statements contained in this Prospectus involve risks and uncertainties, including, without limitation, the following: (i) the Company's plans, strategies, objectives, expectations, and intentions are subject to change at any time at the discretion of management and the Board of Directors; (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and working capital; and (iii) the Company's business is highly competitive and the entrance of new competitors or the expansion of the operations by existing competitors in the Company's markets could adversely affect the Company's plans and result of operations.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

         In the fall of 1998, Price Kong & Company, P.A., which had audited the financial statements of the Company for the period ended March 31, 1998 (the "March 1998 Financial Statements"), notified the Company that it would no longer perform auditing services for companies that would be filing reports with the Securities and Exchange Commission. The report of Price Kong & Company, P.A. on the March 1998 Financial Statements did not contain an adverse opinion or a disclaimer of an opinion. That report was not qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with Price Kong & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the term of their engagement by the Company. No reportable events occurred during the term of the engagement.

         In January 1999, the Company engaged Neff & Ricci, LLP to audit the financial statements of the Company for the fiscal year ended March 31, 1999. The decision to engage Neff & Ricci, LLP was approved by the Company's Board of Directors. Prior to the engagement of Neff & Ricci, LLP, the Company did not consult this firm.

                                    BUSINESS

         The Company is engaged in the wholesale used car business. Generally, the wholesale used car business involves the distribution of used vehicles between dealers. This distribution need takes place on local and national levels as car demand and supply fluctuates within and between local and national markets. The typical used car is purchased from a new car dealer as a trade-in, and then resold at a profit to the used car retail industry. Currently the auto auctions across the country fill this re-distribution need and independent wholesalers satisfy only a small portion of the market. The Company believes that its services provide significant benefits to its dealer customers when compared to the services provided by auto auctions. Selling dealers are able to obtain significantly shortened time frames to sell their cars and collect payment. This allows a selling dealer to dispose of a trade-in while the customer is still negotiating the transaction, which allows a selling dealer to completely quantify its transaction with a retail customer. The buying dealer can negotiate the purchase of individual cars at its convenience.

         The Company performs these services through independent wholesale brokers ("IWB"). Each IWB enters into a contract with the Company whereby the IWB is given a working line of credit from which the IWB purchases and sells cars in the name of the Company. The Company has two general compensation plans. The first and more prevalent plan involves a flat fee (called a "pack") added to the price of each car and the IWB retains the net benefit of all gains and losses above such fee. The second compensation plan involves a split of all gains and losses with each IWB. Currently, the first compensation method is predominately used by the Company.

CORPORATE BACKGROUND

         The Company was organized as an Arizona corporation on July 10, 1997 originally under the name "Auto Network USA, Inc.," and commenced operations on September 22, 1997, at its facility in Scottsdale, Arizona. From inception until February 1998, the Company had approximately 12 IWB's and the Company operated on a break-even basis. During the months of February through December of 1998, the Company added 14 IWB's and secured additional funding. The result of these additional brokers and additional funding has allowed the Company's operating margin to increase, thereby resulting in profitable operations.

         In December 1997, the Company sold a total of 1,002,500 shares of its Common Stock for gross proceeds of $25,062.50 in a private placement. In February 1998, the Company sold 6,750 shares of Series A Preferred Stock for $675,000 in a private placement. See "Description of Securities - Series A Preferred Stock."

         Auto Network Group of New Mexico, Inc. ("ANNM"), a wholly-owned subsidiary, was incorporated on May 18, 1998, and commenced operations on June 1, 1998. The operational methods utilized in opening ANNM appear to have been successful and the Company anticipates that ANNM will serve as a useful model in developing future operating facilities.

         On August 20, 1998, the Company acquired Pinnacle Dealer Services, Inc. ("PDS"), an affiliated Arizona corporation. See "Certain Relationships and Related Transactions". PDS promotes and administers alternative finance programs for dealers who purchase used cars from the Company

         From November 1998 to December 1998, the Company sold 47,000 shares of Series B Preferred Stock for gross proceeds of $470,000 in a private placement. See "Description of Securities - Series B Preferred Stock."

         On January 7, 1999, the Company incorporated BusinessTradeCenter.com Inc. in Arizona to facilitate the buying and selling of vehicles at wholesale between dealers on the Internet. The Company has made its inventory available on the site.

         As of March 31, 1999, the Company acquired Walden Remarketing Services, Inc., a Minnesota corporation ("Walden Remarketing"), which has arrangements with manufacturers to assist in the disposition of their fleet and consumer lease vehicles.

CUSTOMERS

         The Company sells autos on a wholesale basis to franchise and independent used car dealers throughout North America. There were over 30,000 registered and licensed car dealers in the United States as of December 31, 1998. As of August 1998, the Company had consummated at least one transaction with over 700 of these licensed dealers. The past several years has brought about a much-publicized attempt by various entities to consolidate the retail car market. These efforts have primarily been directed at the franchised dealers. To date there has not been sufficient experience to determine if such consolidation will have a negative or positive impact on the Company's long-term customer base and growth plans. At present, management believes that its base of existing customers and potential customers is sufficiently large that any impact due to the consolidation of the franchised dealers will be minimal.

INTERNET SITE

         On February 1, 1999, the Company introduced an Internet site "AutoTradeCenter.com". This site is restricted to automobile dealers, leasing companies, banks, and fleet or rental companies and enables these businesses to buy and sell to each other through both an Inventory Listing Page and an Auction Page. These businesses must first register as members. To encourage use of this site, the Company is offering 12 months of membership free if businesses register by June 1, 1999. Later, the Company plans to charge a membership fee. The pricing of the membership fee cannot be established at this time, but the fee will be priced to reflect the value of the service, taking into consideration any competing pricing structure.

         Members can list any inventory on the Inventory List Page and search that Page for any inventory that they might need. Members can also post desired vehicles on a Wish List Page. The Company does not charge a listing fee or purchase fee or otherwise participate in a transaction between buyer and seller. The Company provides the Internet site as a forum only.

         Members can place vehicles that have not sold at their listed prices on the Auction Page. There, other members can bid on vehicles.

         As of May 14, 1999, over 400 businesses had registered as members. Management of the Company believes that this site will assist it in its wholesale vehicle operations and possibly provide another source of revenues from membership, advertising, and other promotional fees.

FINANCE PROGRAMS

         PDS is in the business of promoting and administering alternative finance programs for dealers who purchase used cars from the Company. On August 20, 1998, PDS and the Company executed an agreement with a non-affiliated lending company that is in the business of providing licensed automobile dealers with credit lines, thereby allowing them to purchase vehicles from the Company. These credit lines will be marketed through PDS. In the agreement, the Company has granted the lending company an exclusive license to provide third party loans and extensions of credit lines to dealers at the Company's facilities. In the event a dealer is declined a credit line through this lending company, the Company may then offer additional outside sources of financial assistance. The credit applications provided by the lending company bear the PDS logo. The lending company is to pay the Company a fee for each vehicle purchased through the lending company so long as the average purchase price is above $10,000 and the average floor plan term is six weeks. To date, the Company has met this covenant. The agreement with the lending company is for a term of ten years and automatically renews for successive ten-year periods unless terminated.

         PDS is also currently exploring other alternative finance programs that may be made available to the Company's dealer network for retail customers who purchase used cars from these dealers.

WALDEN REMARKETING

         Creative buy-back rental car programs by manufacturers in the early 90's resulted in tens of thousands of units being sent to auctions for disposal. This influx of vehicles created an imbalance in the supply and demand of vehicles in the United States and put pressure on the manufacturers to sell their units. At that time, it is estimated that less than a third of new car dealers regularly purchased vehicles at auctions and it was a challenge to manufacturers to get their dealers to attend these closed factory sales.

         In the mid 90's, creative lease programs appeared and thousands of off-lease vehicles started to appear at auctions. With only 25% of the vehicles being purchased by the lessee at termination and dealer purchases falling every year, the residual prices for the units were not attainable by the lessors and severe losses on lease portfolios were the outcome. Remarketing programs were developed to address this resale need.

         Remarketing entities such as Walden Remarketing work with manufacturers to sell off-lease vehicles. Walden Remarketing currently has arrangements with Honda and Hyundai. Management of the Company believes that the acquisition of Walden Remarketing provides the Company with better access to used car inventory and enhances the Company's overall impact in the wholesale used car business.

WORKING CAPITAL PRACTICES

         The Company's inventory needs are financed through private sources of capital and proceeds from the sale of products. In addition, the Company has a $3,000,000 line of credit with a financial institution.

COMPETITION

         Management   believes  that  the  Company  has  two  major  sources  of competition: independent wholesale brokers and auto auctions.

         INDEPENDENT WHOLESALE BROKERS. Approximately 3% of the vehicles sold by franchised dealers in the United States in 1997 were acquired from independent wholesale brokers and other related type organizations, according to the 1999 USED CAR MARKET REPORT prepared by ADT Automotive Inc. ("1999 Report"). Independent Wholesale Brokers ("IWB") represent a direct form of competition as IWB's are performing services similar to the services provided by the Company. Information on IWB's is limited. It is management's belief that the vast majority of IWB's are small organizations of typically 1 to 6 individuals. The Company is not aware of any one IWB that sells more than 2,000 vehicles annually. It is also management's belief that these groups are generally undercapitalized and have limited external financial resources.

         Management believes that it possesses many competitive advantages over IWB's due to its relatively greater financial strength and operational staff. Management believes that its dealers enjoy a greater assurance of timely payment for all vehicles purchased as compared to other IWB's. On a national basis IWB's represent a very fragmented part of the auto distribution system and these persons are part of the targeted consolidation and growth plan for the Company.

         AUTO AUCTIONS. Auto auctions as a whole are the most significant competitor to the Company in the used car distribution system. According to the 1999 Report, in 1997 the total number of vehicles sold by auto auctions was in excess of 10 million units, which represented 38% of the total used car sales. From 1982 to 1997 auto auctions' contribution of used cars sold to dealers increased from 6% to 28%.

         Auto auctions originally began as "dealer exchanges" and over time have evolved into the current distribution system of most of the used cars between dealers. There are several nationally recognized companies in the auto auction market. According to the 1999 Report, Manheim Auctions, the largest in the United States, has 64 locations and sold over 5.2 million units in 1997, representing over 50% of all auto auction sales during that period. ADT Automotive, Inc. has 28 locations, and sold 2.1 million cars in 1997, which represented 21% of the auto auction market. In addition to the two organizations mentioned above, there are numerous independent auto auctions located throughout the United States and Canada.

         Management believes that the manner in which auto auctions conduct business is fundamentally flawed in today's environment in that the auctions do not respond in a rapid manner to the needs of a dealer. Although costs associated with doing business with the Company may be slightly higher than that of the auto auctions, management believes that the increased level of service and the speed at which the service is rendered compensates for the higher costs.

GOVERNMENT REGULATION

         Compliance with government regulations does not impose a significant impact on the sale of used cars between dealers. Laws between state motor vehicle divisions do vary and the Company performs what duties it considers are reasonable and appropriate to remain current on any law changes.

EMPLOYEES AND INDEPENDENT WHOLESALE BROKERS ("IWBS")

         As of December 31, 1998 the Company had 11 full-time employees and 23 IWBs. Employment levels remain relatively high as the Company anticipates future growth. The Company is dependent upon a limited number of key management and technical personnel. Except for management, few of the Company's employees are highly skilled professionals. The Company's continued success will depend in large part upon its ability to retain and attract managerial personnel with significant experience in the wholesale automobile industry. None of the Company's employees is represented by labor organizations; the Company has never had a work stoppage or slowdown as a result of labor issues; and the Company considers relations with employees to be good. Management believes that the adoption of the 1997 Stock Option Plan, along with other Company benefits, will enhance employees' interest in remaining with the Company. In the future, management is planning to add further incentives to attract and retain high quality personnel. See "Management - Stock Option Plan."

FACILITIES

         The Company leases its offices in Scottsdale, Arizona, from an unrelated third party under an operating lease expiring September 30, 2002. The Company opened a facility in Albuquerque, New Mexico on June 1, 1998 and entered into an operating lease with a related party expiring on May 31, 1999. Both of these leases require the Company to pay all maintenance, insurance, and taxes on the leased property. Walden Remarketing maintains offices in Minneapolis, Minnesota, with a related party pursuant to an informal office-sharing arrangement. See "Certain Relationships and Related Transactions" and Note L of Notes to Financial Statements.

         Management believes that the leases are renewable on substantially similar terms. In the event that the leases are not renewed, management believes that leasing any non-customized facility can fill current general office/warehouse needs.

         Management believes that its existing facilities are suitable and adequate for its operations and that productive capacity is being utilized.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

         The officers and directors of the Company are as follows:

NAME                         AGE        POSITION

Mike Stuart                  51         President and Director

Mark Moldenhauer             46         Vice President, Secretary, and Director

Roger L. Butterwick          52         Treasurer

         Mike Stuart and Mark Moldenhauer may be deemed to be the "promoters" and "parents" of the Company within the meaning of the Rules and Regulations promulgated under the Securities Act of 1933.

         The term of office of each director of the Company ends at the next annual meeting of the Company=s stockholders or when such director=s successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company=s Bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company=s Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer=s successor is elected and qualifies.

         MIKE STUART has been a Director of the Company since its inception, and President since November 30, 1997. He has been involved in the automobile sales industry since 1971, first as a salesman with Lou Grubb Chevrolet in Phoenix, Arizona, from 1971 to 1980, and then as a manager and partner with Lou Grubb Mitsubishi from 1981 to 1992. Under his management, JD Power & Associates rated the Mitsubishi dealership number one in the nation in consumer satisfaction for five consecutive years. From 1992 to 1997, he was engaged in wholesale and retail car sales as a dealer in the Arizona area. Mr. Stuart is a past two-term president of the Greater Phoenix New Car Dealers Association and former chairman of the Arizona Automobile Dealers Association's Ethics and Judiciary Committee. He served as the principal instructor for the General Motors Field Management Training Program and is a past director of the national Mitsubishi Dealer 20 group. Mr. Stuart is a full-time employee of the Company.

         MARK MOLDENHAUER has been Vice President of the Company since November 30, 1997, a Director since December 15, 1997, and Secretary since March 24, 1998. Since 1986, he has been engaged in the business of arranging public and private mergers, acquisitions, and the placement of equity and debt financing through his firm, MRM Consultants. In connection with rendering those consulting services, he has served as a director of numerous public and private companies. Mr. Moldenhauer was involved in management consulting services from 1980 to 1985 through Ball Management. From 1978 to 1980, he was a tax specialist for the Adolph Coors Company in Golden, Colorado, and from 1976 to 1978, he worked as an auditor for the national accounting firm then known as Peat, Marwick, Mitchell & Co. He received a master's degree in accounting from the University of Arkansas in 1976. Mr. Moldenhauer is a full-time employee of the Company.

         ROGER L. BUTTERWICK has been the Treasurer of the Company since April 2, 1999. Mr. Butterwick has over 30 years' experience in building organizations from start-up through full production and expansion. His entrepreneurial discipline coupled with his finance and accounting experience has contributed to the success of numerous private and publicly held organizations. For the past four years Mr. Butterwick devoted the majority of his time as a partner in Cambridge Management Associates, LLP, an organization in the business of structuring and securing financing for developing organizations. Previously, Mr. Butterwick was an owner of Lehman, Butterwick & Company, P.C., a large local certified public accounting firm located in Denver, Colorado. In addition, he has been involved with the finance and mortgage banking industries. Mr. Butterwick received his Bachelor of Science in Business Administration from the University of Denver. He is a member of the American Institute of CPA's.

EXECUTIVE COMPENSATION

         The following table sets forth the remuneration for the fiscal year ended March 31, 1998 of each of the officers and directors, as well as the annual remuneration of all officers and directors as a group:


         NAME OF INDIVIDUAL OR                   CAPACITIES IN WHICH                        AGGREGATE
           IDENTITY OF GROUP                   REMUNERATION WAS RECEIVED                   REMUNERATION

              Mike Stuart                             President                              $ 6,000

           Mark Moldenhauer                         Vice President                           $ 6,000

   Officers and directors as a group                                                         $12,000
              (2 persons)



         Currently, the Company pays Messrs. Stuart and Moldenhauer $4,500 each per month and Mr. Butterwick $4,000 per month. The Company reimburses all officers and directors for actual out-of-pocket expenses incurred on behalf of the Company.

         The Company has no retirement, pension, profit sharing or medical reimbursement plans exclusively covering its officers and directors, and does not contemplate implementing any such plans at this time.

CONSULTING AGREEMENT

         On April 20, 1999, the Company entered into a Consulting Agreement with Dennis E. Hecker as part of the Company's acquisition of Walden Remarketing
Services. Mr. Hecker has agreed to provide consulting services to the Company for a period of three years ending April 20, 2002. The Company has agreed to grant Mr. Hecker an option to purchase 3,000,000 shares of the Company's Common Stock at $3.00 per share. The options, which expire April 20, 2009, vest according to a schedule that is based on the trading price of the Common Stock. The Company has agreed to register the shares issuable upon exercise of the options. See "Certain Relationships and Related Transactions - Walden Remarketing Transactions."

STOCK OPTION PLAN

         On August 5, 1997, the shareholders of the Company adopted the 1997 Stock Option Plan, which provides for the granting of both incentive stock options and non-qualified options to eligible employees, officers, and directors of the Company. Initially, a total of 1,000,000 shares of Common Stock has been reserved for issuance pursuant to the exercise of stock options under this Plan (the "Option Pool"). The Option Pool is adjusted annually on the beginning of the Company's fiscal year to a number equal to 10% of the number of shares of Common Stock of the Company outstanding at the end of the Company's last completed fiscal year, or 1,000,000 shares, whichever is greater. The Plan is administered by the Compensation Committee of the Board of Directors or, if there is no Committee, by the Board of Directors.

         The Plan provides that disinterested directors, defined as non-employee directors or persons who are not directors of one of the Company's subsidiaries, will receive automatic option grants to purchase 10,000 shares of Common Stock upon their appointment or election to the Board of Directors of the Company. Options shall have an option price equal to 100% of the fair market value of the Common Stock on the grant date and shall have a minimum vesting period of one year from the date of grant.

         Each option granted under the Plan will be evidenced by a written option agreement between the Company and the optionee. Incentive stock options may be granted only to employees (as defined by the Internal Revenue Code). The option price of any incentive stock option may not be less than 100% of the fair market value per share on the date of grant of the option; provided, however, that any incentive stock option granted under the Plan to a person owning more than 10% of the total combined voting power of the Common Stock will have an option price of not less than 110% of the fair market value per share on the date of grant of the incentive stock option. Each non-qualified stock option granted under the Plan will be at a price no less than 85% of the fair market value per share on the date of grant thereof, except that the automatic stock option grants to disinterested directors will be at a price equal to the fair market value per share on the date of grant. The exercise period of options granted under the Plan may not exceed ten years from the date of grant thereof. Incentive stock options granted to a person owning more than 10% of the total combined voting power of the Common Stock cannot be exercisable for no more than five years. No portion of any option will be exercisable prior to the first anniversary of the grant date.

         An option may not be exercised unless the optionee then is an employee, officer, or director of the Company or a subsidiary of the Company, and unless the optionee has remained continuously as an employee, officer, or director of the Company since the date of grant of the option. If the optionee ceases to be an employee, officer, or director of the Company or subsidiary of the Company other than by reason of death, disability, retirement, or for cause, all options granted to such optionee, fully vested to such optionee but not yet exercised, will terminate 90 days after the date the optionee ceases to be an employee, officer, or director of the Company. All options which are not vested to an optionee, under the conditions stated in this paragraph for which employment ceases, will immediately terminate on the date the optionee ceases employment or association.

         As of March 31, 1999, options have been granted under this Plan as follows:

 DATE OF                                       NUMBER OF OPTIONS      EXERCISE                           EXPIRATION
  GRANT                  OPTIONEE                                       PRICE          VESTED               DATE

02/17/98               Employees and                300,000             $.15            Yes              02/17/2003
                  Independent Contractors

06/01/98               Employees and                125,000             $.75          (1)<F1>, (2)<F2>   06/01/2003
                  Independent Contractors

09/11/98          Independent Contractor             10,000             $.51            (1)<F1>          09/11/2003

09/21/98               Employees and                175,000             $.425         (1)<F1>, (2)<F2>   09/21/2003
                  Independent Contractors

12/01/98          Independent Contractor             25,000             $1.25           (2)<F2>          12/01/2003

12/31/98          Independent Contractors           646,499             $1.00           Yes              12/31/2001

02/01/99               Employees and                130,000             $2.00         (1)<F1>, (2)<F2>   02/01/2002
                  Independent Contractors

02/15/99                 Employee                    25,000             $2.00           (1)<F1>          02/15/2002
---------------

<F1>
(1)      To vest one year from date of grant for employees.
<F2>
(2) To vest one year from date of grant for independent contractors so long as the volume of transactions initiated by the optionee for the Company one year from date of grant is no less than the volume of transactions at the time of grant.

OTHER OPTIONS

         In addition to the stock options granted pursuant to the 1997 Stock Option Plan, the Company has granted options as follows:

DATE OF                                          NUMBER OF         EXERCISE                       EXPIRATION
 GRANT                  OPTIONEE                  OPTIONS            PRICE           VESTED          DATE

02/24/98           Cambridge Management           300,000             $.32            Yes          03/26/2002
                     Associates, LLP

07/06/98             Arnold Greenberg              50,000            $.875            Yes          07/06/2000

07/08/98               John Abadie                 25,000            $.875            Yes          07/08/2000

         Other stock options have been granted to officers and directors in connection with guarantees and other financial transactions. See "Securities Ownership of Principal Stockholders and Management" and "Certain Relationships and Related Transactions."


                        SECURITIES OWNERSHIP OF PRINCIPAL
                           STOCKHOLDERS AND MANAGEMENT

         Mike Stuart and Mark Moldenhauer may be deemed to be promoters for the purposes of this offering.

         The following table provides certain information as to the officers and directors individually and as a group, and the holders of more than 5% of the Common Stock of the Company, as of May 14, 1999:


                                                                                         PERCENT OF CLASS (1)<F1>

                                                 NUMBER OF SHARES OWNED              BEFORE                 AFTER
NAME AND ADDRESS OF OWNER                                                          CONVERSION          CONVERSION (2)<F2>

Mark Moldenhauer                                   4,820,000(3)<F3>(4)<F4>(5)<F5>     20.5%                 19.4%
8135 E. Butherus #3
Scottsdale, AZ 85260

Eastlane Trading Limited                              2,535,302(6)<F6>                12.0%                 11.3%
c/o S&W Cremin, McCarthy & Co.
28 Harcourt Street
Dublin 2, Ireland

Dennis E. Hecker                                       1,855,000                      9.2%                  8.6%
500 Ford Road
Minneapolis, MN 55426

Mike Stuart                                         1,820,000(4)<F4>(5)<F5>           8.8%                  8.3%
8135 E. Butherus #3
Scottsdale, AZ 85260

Jeff Erskine                                          1,790,000(4)<F4>                8.8%                  8.3%
8135 E. Butherus #3
Scottsdale, AZ 85260

John Michael Carrante                                  1,690,000                      8.4%                  7.9%
8135 E. Butherus #3
Scottsdale, AZ 85260

Joseph M. Seaverns & Candace L. Seaverns              1,690,000(7)<F7>                8.4%                  7.9%
Family Living Trust U/A Dated 6/21/93
10158 E. Topaz Drive
Scottsdale, AZ 85258

Silhouette Investments Ltd.                           1,679,832(8)<F8>                8.2%                  7.7%
P.O. Box 22009
Capri Centre
Kelowna, BC V1Y 2N9 Canada

Flagstone Automotive Inc.                             1,559,844(9)<F9>                7.6%                  7.2%
15111 N. Hayden Road
Scottsdale, AZ 85260

Roger L. Butterwick                                  850,000(5)<F5>(10)<F10>          4.1%                  3.8%
258 S. Sandstone Street
Gilbert, AZ 85296

                                       18


                                                                                         PERCENT OF CLASS (1)<F1>

                                                 NUMBER OF SHARES OWNED              BEFORE                 AFTER
NAME AND ADDRESS OF OWNER                                                          CONVERSION          CONVERSION (2)<F2>


All officers and directors as a group             7,490,000(3)<F3>(10)<F10>(11)<F11>  30.4%                 28.9%
(3 persons)
---------------------

<F1>
(1) Where persons listed on this table have the right to obtain additional shares of Common Stock through the exercise of outstanding options or warrants or the conversion of convertible securities within 60 days from May 14, 1999, these additional shares are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person. Percentages are based on 20,218,417 shares outstanding before the offering and 21,464,758 shares outstanding after the offering, which assumes the conversion of the Shares using the floor price of $0.41 per share and the issuance of the 100,000 Warrant Shares. See "Plan of Distribution."

<F2>
(2) Assumes the conversion of the Shares using the floor price of $0.41 per share and the issuance of the 100,000 Warrant Shares. See "Description of Securities - Series B Preferred Stock."

<F3>
(3)      Includes  3,000,000 shares issuable upon the conversion of a promissory note in the amount of $300,000 at a conversion price of $.10 per share. See `Certain Relationships and Related Transactions."

<F4>
(4) Includes 100,000 shares issuable upon the exercise of certain options. See "Certain Relationships and Related Transactions."

<F5>
(5) Includes 250,000 shares issuable upon the exercise of certain options. See "Certain Relationships and Related Transactions."

<F6>
(6) Includes 959,904 shares issuable upon the exercise of certain warrants. See "Certain Relationships and Related Transactions."

<F7>
(7)      Includes 320,000 shares owned of record by Joe Seaverns.

<F8>
(8)      Includes 279,972 shares issuable upon the exercise of certain warrants.

<F9>
(9)      Includes 259,974 shares issuable upon the exercise of certain warrants.

<F10>
(10) Includes 100,000 shares held of record by Cambridge Consulting Group, an entity controlled by Mr. Butterwick. Includes 500,000 shares issuable upon the exercise of certain options. See "Certain Relationships and Related Transactions."

<F11>
(11) Includes 950,000 shares issuable upon the exercise of certain options. See "Certain Relationships and Related Transactions."


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Upon inception of the Company, 9,000,000 restricted shares of Common Stock were issued to the founders of the Company for total consideration of $30,000 as follows:

                  Jeff Erskine               1,820,000 shares
                  Mike Stuart                1,500,000 shares
                  Mark Moldenhauer           1,500,000 shares
                  Joe Seaverns                 320,000 shares
                  Candy Seaverns             1,500,000 shares
                  Victor Felice                540,000 shares
                  John Carrante              1,820,000 shares


         Jeff Erskine, Mike Stuart, and Mark Moldenhauer and their respective spouses personally guaranteed the operating lease dated July 24, 1997, pursuant to which the Company leases its office and garage facilities in

Scottsdale, Arizona. The lease expires September 30, 2002. See "Business - Facilities" and Note L of Notes to Financial Statements.

         From inception (September 22, 1997) through December 31, 1998, the Company had entered into various lending arrangements involving officers, directors and other affiliated entities owned or controlled by officers, directors and other key personnel of the Company totaling $3,682,751. At March 31, 1998 and December 31, 1998, the balances outstanding on these notes were $832,000 and $3,402,759, respectively. The total interest paid to these entities on all financing activities for the periods ended March 31, 1998 and December 31, 1998 were $66,416 and $142,730, respectively.


DATE OF
TRANSACTION             RELATED PARTY                TRANSACTION

09/22/97                Evelyn   Felice             $400,000 loan, 12% interest
                                                     per annum, payable monthly,
                                                     due September 22, 1999,
                                                     collateralized by used car
                                                     inventory, personally
                                                     guaranteed by Jeff Erskine,
                                                     Mike Stuart, and John
                                                     Carrante

10/17/97                Mark  Moldenhauer            $150,000 loan, 12% interest
                                                     per annum, payable monthly,
                                                     due November 17, 1999,
                                                     collateralized by used car
                                                     inventory, personally
                                                     guaranteed by Jeff Erskine,
                                                     Mike Stuart, and John
                                                     Carrante

12/15/97                Pinnacle Financial           $200,000 loan, 12% interest
                                                     per annum, payable monthly,
                                                     due Corporation December
                                                     15, 1998, collateralized by
                                                     used car inventory

01/15/98                Mark  Moldenhauer            $300,000 loan, 12% interest
                                                     per annum, payable monthly,
                                                     due January 15, 1999,
                                                     collateralized by used car
                                                     inventory, convertible into
                                                     shares of Common Stock at
                                                     $.10 per share

03/31/98                Mark  Moldenhauer            $102,000 loan, 12% interest
                                                     per annum, payable monthly,
                                                     due upon 30 days' notice,
                                                     collateralized by used car
                                                     inventory

04/07/98                Mark  Moldenhauer            $300,000 loan, 12% interest
                                                     per annum, payable monthly,
                                                     due upon 30 days' notice,
                                                     collateralized by used car
                                                     inventory

06/01/98                Eastlane   Trading  Limited  $250,000 loan, 12% interest
                                                     per   annum,   payable   on
                                                     request, due April 1, 2000,
                                                     collateralized  by used car
                                                     inventory

06/30/98                Dove Motors                  $100,000 loan, 12% interest
                                                     per annum, payable upon
                                                     demand

07/28/98                Pinnacle Financial           $50,500 loan, 12% interest
                                                     per annum, payable upon
                                                     demand

07/30/98                Pinnacle Financial           $30,000 loan, 12% interest
                                                     per annum, payable upon
                                                     demand

09/01/98                Mike  and   Debbie   Stuart  $50,000 loan,  12% interest
                                                     per annum, payable monthly,
                                                     due    October   1,   1999,
                                                     collateralized  by used car
                                                     inventory

09/11/98                Pinnacle Financial           $117,500 loan, 12% interest
                                                     per annum, payable monthly,
                                                     due October 11, 1999,
                                                     collateralized by used car
                                                     inventory

09/18/98                Pinnacle Financial           $400,000 loan, 12% interest
                                                     per annum, payable monthly,
                                                     due October 30, 1998
                                                     (extended and due upon
                                                     demand), collateralized by
                                                     used car inventory

10/20/98                Eastlane   Trading  Limited  $1,000,000     loan,    12%
                                                     interest per annum, payable
                                                     on  request,  due  April 1,
                                                     2000,   collateralized   by
                                                     used car inventory

DATE OF
TRANSACTION             RELATED PARTY                TRANSACTION

11/18/98                Eastlane   Trading  Limited  $232,259 loan, 12% interest
                                                     per   annum,   payable   on
                                                     request, due April 1, 2000,
                                                     collateralized  by used car
                                                     inventory

         On February 2, 1998, the Company sold 6,750 shares of Series A Preferred Stock to Eastlane Trading Limited for $675,000. Each share is convertible into 1,111 shares of Common Stock. For each share of Common Stock issued upon conversion of the Series A Preferred Stock, one warrant to purchase Common Stock is issued. Five warrants are exercisable to purchase one share of Common Stock at $.25 per share. As of March 31, 1999, all 6,750 shares of Series A Preferred Stock had been converted into 7,499,250 shares of Common Stock, and warrants exercisable to purchase 1,499,850 shares were issued and outstanding.

         During the period ended March 31, 1998, the Company consummated a total of $2,055,000 of vehicle sale and purchase transactions with two entities owned by officers, directors and other major stockholders of the Company. The amount of each sale or purchase was for a value equivalent of what would have been attained by an independent third party. At March 31, 1998, the Company had recorded in accounts receivable $37,522 due from one of these entities. Likewise at March 31, 1998, the Company had recorded an account payable of $15,999 to another related entity. At December 31, 1998, these accounts had been paid in full.

         During the period ending March 31, 1998, the Company paid $4,000 for professional services to MRM Consultants, an entity owned by Mark Moldenhauer. At March 31, 1998 and December 31, 1998, he was owed $11,500 and $-0-, respectively.

         On May 5, 1998, the Company obtained a line of credit from its commercial bank in the amount of $500,000. The note was secured by a first lien on all inventory, accounts receivable, equipment, and general intangibles and personally guaranteed by Messrs. Erskine, Stuart and Moldenhauer. In addition, Mr. Moldenhauer agreed to subordinate his loans made to the Company to the bank's line of credit. On May 7, 1998, the Company granted each of Messrs. Erskine, Stuart, and Moldenhauer two-year options to purchase 100,000 restricted shares of Common Stock at a price of $.75 per share. As of December 31, 1998, the full $500,000 credit line had been utilized. On March 26, 1999, the note was paid.

         On March 26, 1999, the Company obtained a $3,000,000 line of credit from a financial institution. The note is due March 31, 2000, and is secured by a first lien on all inventory, accounts receivable, equipment, and general intangibles. Messrs. Stuart, Moldenhauer, and Butterwick personally guaranteed the note. On December 31, 1998, the Company granted each of Messrs. Stuart, Moldenhauer, and Butterwick three-year options to purchase 250,000 restricted shares of Common Stock at a price of $1.00 per share.

         AUTO NETWORK GROUP OF NEW MEXICO, INC. ("ANNM") TRANSACTIONS. On June 1, 1998, ANNM entered into a lease for its facility in Albuquerque, New Mexico, with G & B Investments LLC, an entity owned and controlled by Bruce Burton and Jules Gollins. The lease expires on May 31, 1999. Messrs. Burton and Gollins are two of the principals who manage the ANNM operations. See "Business - Facilities" and Notes L and O of Notes to Financial Statements.

         Also on June 1, 1998, the Company entered into a Purchase of Goodwill Agreement with JBS, LLC, an entity whose members comprise the management team of ANNM. In consideration for the goodwill which ANNM is receiving from JBS, JBS was granted a total of 800,000 restricted shares of the Company's Common Stock valued at $.20 per share as follows: 266,667 shares issued upon execution of the Agreement, held in escrow, and subject to forfeiture if ANNM is not doing business as of June 1, 1999; 266,667 shares to be earned for the period June 1, 1998 through March 31, 1999 if pre-tax earnings of ANNM are at least $60,000; and 266,666 shares to be earned for the period April 1, 1999 through March 31, 2000 if pre-tax earnings of ANNM are at least $120,000. In addition, JBS may earn options to purchase restricted shares of the Company's Common Stock at the rate of 5 options for every dollar of pre-tax earnings of ANNM in excess of $60,000 for the period ending March 31, 1999, and 5 options for every dollar of pre-tax earnings of ANNM in excess of $120,000 for the year ended March 31, 2000. The options are to be exercisable for a period of 3 years from date of grant at the bid price as of March 31, 1999 or 2000, respectively.

         On June 1, 1998, the Company loaned $250,000 to ANNM. The related promissory note is due June 30, 2000 and earns interest at 12% per annum, payable monthly.

         PINNACLE DEALER SERVICES, INC. (APDS@) TRANSACTIONS. On August 20, 1998, the Company acquired Pinnacle Dealer Services, Inc. ("PDS"), an Arizona corporation owned and controlled by Debbie Stuart (the wife of Mike Stuart), Mark Moldenhauer, and Cambridge Consulting Group, LLP for 300,000 restricted shares of Common Stock.

         WALDEN REMARKETING TRANSACTIONS. As of March 31, 1999, the Company acquired Walden Remarketing Services, Inc. ("Walden Remarketing"), a Minnesota corporation by issuing the shareholders of Walden Remarketing a total of 2,050,000 restricted shares of Common Stock, cash of $125,000 and promissory notes in the aggregate principal amount of $425,000. The promissory notes accrue interest at the rate of 12% per annum and require the Company to make 18 equal monthly payments of principal and interest beginning May 1, 1999.

         In connection with the acquisition of Walden Remarketing, Dennis E. Hecker, the principal shareholder of that company, provided a personal guaranty with respect to the full disclosure of liabilities of that company.

         On April 20, 1999, the Company entered into a Consulting Agreement with Dennis E. Hecker as part of the Company's acquisition of Walden Remarketing. Mr. Hecker has agreed to provide consulting services to the Company for a period of three years ending April 20, 2002. The Company has agreed to grant Mr. Hecker an option to purchase 3,000,000 shares of the Company's Common Stock at $3.00 per share. The options, which expire April 20, 2009, vest according to a schedule that is based on the trading price of the Common Stock. The Company has agreed to register the shares issuable upon exercise of the options. As of this date, none of the options have vested.


                              SELLING STOCKHOLDERS

SERIES B PREFERRED STOCK

         The following table sets forth certain information regarding beneficial ownership of certain shares of the Company's Series B Preferred Stock as of May 14, 1999. The Company is registering shares of Common Stock issuable upon conversion of the Series B Preferred Stock (the "Securities"). The shares are being registered to permit public secondary trading of such shares, and each of the selling stockholders of the Company (the "Selling Stockholders") may offer the Common Stock for resale from time to time. See "Plan of Distribution." Assuming that the Selling Stockholders convert all of their Series B Preferred Stock into Common Stock and sell all of their Common Stock, the Selling Stockholders will not own any Common Stock of the Company. None of the Selling Stockholders has had any position, office, or material relationship with the Company within the past three years.

                                                SERIES B PREFERRED STOCK                COMMON STOCK ISSUABLE
SELLING STOCKHOLDER                                      OWNED                            UPON CONVERSION*<F1>
Indenture of Trust, James F. Cool Trustee               25,000 shares                      609,756 shares
Phoenix Financial Ltd.                                  10,000 shares                      243,902 shares
Glicine Societe Anonyme                                 10,000 shares                      243,902 shares
Windsor Capital Finance, Inc.                            2,000 shares                       48,780 shares

<F1>
*    Assumes  the  conversion  of the  Shares  using  the floor  price of $0.41  per  share.  See  "Description  of
     Securities Series B Preferred Stock."

         The Securities offered hereby by the Selling Stockholders will be acquired through the conversion of Series B Preferred Stock. The Selling Stockholders purchased the Series B Preferred Stock in a private placement. The Company agreed to register the Securities for resale by the Selling Stockholders to permit such resales from time to time in the market or in privately-negotiated transactions. The Selling Stockholders have agreed that they will convert no more than 2,500 shares of Series B Preferred Stock per week.

         The Company has agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration of the Securities.

WARRANTS

         The Company issued warrants to purchase 100,000 shares of Common Stock to Anthony & Company, Inc., dba Anthony Advisors, in connection with the Company's offering of Series B Preferred Stock. The warrants, which are exercisable at $1.00 per share through August 10,2001, contain registration rights. The Company has agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration of the shares issuable upon exercise of the warrants (the "Warrant Shares").


                            DESCRIPTION OF SECURITIES

         The authorized capital stock of the Company consists of 100,000,000 shares of common stock, no par value (the "Common Stock"), and 1,000,000 shares of preferred stock, $0.10 par value per share. The following summary does not purport to be complete. You may wish to refer to the Company's Articles of Incorporation and Bylaws, copies of which are available for inspection. See "Available Information." As of May 14, 1999, there were issued and outstanding 20,218,417 shares of Common Stock and 47,000 shares of Series B Preferred Stock.

COMMON STOCK

         Each share of Common Stock has one vote with respect to all matters voted upon by the shareholders.

         Holders of Common Stock are entitled to receive dividends, when and if declared by the Board of Directors, out of funds of the Company legally available therefor. The Company has never declared a dividend on its Common Stock and has no present intention of declaring any dividends in the future.

         Holders of Common Stock do not have any preemptive rights or other rights to subscribe for additional shares, or any conversion rights. Upon a liquidation, dissolution, or winding up of the affairs of the Company, holders of the Common Stock will be entitled to share ratably in the assets available for distribution to such stockholders after the payment of all liabilities.

         All outstanding shares of Common Stock, and shares of Common Stock issuable upon conversion of the Series B Preferred Stock, when issued and paid for, will be fully paid and not liable for further call or assessment.

PREFERRED STOCK

         Under the Company's Articles of Incorporation, the Company is authorized to issue up to 1,000,000 shares of preferred stock, in one or more series, with such rights, preferences, qualifications, limitations, and restrictions as shall be set forth in the Statement pursuant to Section 10-602 of the Arizona Business Corporation Act authorizing the issuance of such stock. The Company has established a Series A Preferred Stock consisting of 6,750 shares and a Series B Preferred Stock consisting of 250,000 shares. No shares of Series A Preferred Stock are outstanding. There are 47,000 shares of Series B Preferred Stock issued and outstanding.

SERIES B PREFERRED STOCK

         CONVERSION. Each share of Series B Preferred Stock is convertible into shares of the Company's Common Stock using a conversion price equal to 65% of the average closing bid price for the Common Stock for the 10 trading days immediately preceding the date of conversion:

            # OF SHARES OF PREFERRED STOCK X $10    =   # of shares of
            ------------------------------------         Common Stock
              65% of average closing bid price

         Instead of issuing fractional shares, the number of shares will be rounded up to the nearest whole share.

         The minimum conversion price is $0.41 per share provided that the Company continues to generate profits on a quarterly basis, there are no material adverse changes, and the Company does not raise any additional capital that will result in dilution of the per share net tangible book value (except for options, warrants, and convertible securities outstanding as of the date of this Prospectus).

         This Prospectus covers the shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

         LIQUIDATION PREFERENCE. In the event of liquidation, dissolution, or the winding up of the Company, whether voluntary or involuntary, any holder of the Series B Preferred Stock shall, for each share of Series B Preferred Stock, be entitled to receive a distribution of $10.00 out of the assets of the Company prior to any distribution of assets with respect to any other shares of capital stock of the Company.

         OPTIONAL REDEMPTION. The Company shall have the right and option upon notice to the holders of the Series B Preferred Stock to call, redeem, and acquire any or all of the shares of Series B Preferred Stock at a price equal to $11.00 per share, at any time to the extent such shares have not previously converted to Common Stock pursuant to the terms described above; provided, however, that the holders of the Series B Preferred Stock shall, in any event, have the right during the 30-day period immediately following the date of the Notice of Redemption, which shall fix the date for redemption (the "Redemption Date"), to convert their shares of Series B Preferred Stock in accordance with the terms described above. If the shares are converted during such 30-day period, this call option shall be deemed not to have been exercised by the Company with respect to such shares so converted. Said Notice of Redemption shall require the holders to surrender to the Company, on or before the Redemption Date, to the Company's transfer agent, the certificates representing the shares of Series B Preferred Stock to be redeemed. Notwithstanding the fact the certificates representing the shares called for redemption have not been surrendered for redemption and cancellation on or after the Redemption Date, such shares shall be deemed to be expired and all rights of the holders thereof shall cease and terminate.

         VOTING AND PREEMPTIVE RIGHTS. The holders of the Series B Preferred Stock shall have no voting rights except to the extent required by the Arizona Business Corporation Act and the Series B Preferred Stock shall be entitled to no preemptive rights.

TRANSFER AGENT

         The transfer agent for the Company's Common and Preferred Stock is Standard Registrar & Transfer Agency, P.O. Box 14411, Albuquerque, New Mexico 87191.


                              PLAN OF DISTRIBUTION

     All or a portion of the Securities offered hereby by the Selling Stockholders may be delivered and/or sold in transactions from time to time on the over-the-counter market, in negotiated transactions, or a combination of such methods of sale. These transactions will be at market prices prevailing at the time, at prices related to such prevailing prices, or at negotiated prices. The Selling Stockholders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders. The Selling Stockholders and any broker-dealers that participate in the distribution may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions received by such broker-dealers and any profits realized on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholders (and, if they act as agent for the purchaser of such Securities, from such purchaser). Broker-dealers may agree with the Selling Stockholders to sell a specified number of Securities at a stipulated price per share. To the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholders, it may purchase as principal any unsold Securities at the price required to fulfill the broker-dealer commitment to the Selling Stockholders. Broker-dealers who acquire Securities as principal may thereafter resell such Securities from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. In connection with such resales broker-dealers may pay to or receive from the purchasers of such Securities commissions computed as described above. To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing (a) the name of any such broker-dealers; (b) the number of Securities involved; (c) the price at which such Securities are to be sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable; (e) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented; and (f) other facts material to the transaction.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale of Securities may not simultaneously engage in market making activities with respect to the Securities of the Company for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of the Securities by the Selling Stockholders.

         The Selling Stockholders will pay all commissions and certain other expenses associated with the sale of the Securities by them. The Securities offered hereby are being registered pursuant to contractual obligations of the Company, and the Company has paid the expenses of the preparation of this Prospectus.


                         SHARES ELIGIBLE FOR FUTURE SALE

         As of May 14, 1999, the Company has 20,218,417 shares of Common Stock and 47,000 shares of Series B Preferred Stock outstanding. Of the 20,218,417 shares of Common Stock, 8,501,750 shares are freely tradable without restriction under the Securities Act of 1933, as amended (the "Act") and 11,716,667 shares are restricted. Of the restricted shares, 11,421,667 are held by "affiliates" of the Company. An "affiliate" of an issuer is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. Shares held by an "affiliate" may be sold only if registered under the Act or pursuant to an applicable exemption from registration, including the applicable provisions of Rule 144. With respect to the remaining 295,000 restricted shares, none are currently eligible for sale under Rule 144.

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year is entitled to sell, within any three-month period, that number of shares that does not exceed the greater of one percent of the then outstanding shares or the average weekly trading volume of the then outstanding shares during the four calendar weeks preceding each such sale. Furthermore, a person who is not deemed an "affiliate" of the Company and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above.

         There are also outstanding as of May 14, 1999, warrants and options to purchase 4,661,349 shares of Common Stock, a promissory note which can be converted into 3,000,000 shares of Common Stock, and 47,000 shares of Series B Preferred Stock which are convertible into a maximum of 1,146,341 shares of Common Stock. See "Management - Stock Option Plan," "Management - Other Options," "Certain Relationships and Related Transactions," and "Description of Securities - Series B Preferred Stock."


                                LEGAL PROCEEDINGS

         The Company is not a party to any pending legal proceedings and no such proceedings are known to be contemplated.

                                     EXPERTS

         The consolidated financial statements of the Company for the period ended March 31, 1998 have been included herein in reliance upon the report of Price Kong & Company, P.A., independent certified public accountants, whose report has been included in this Memorandum upon the authority of that firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION

         The Company has not previously been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the AExchange Act@). The Company has filed with the Securities and Exchange Commission (the ACommission@) a Registration Statement on Form S-1 (including amendments thereto, the ARegistration Statement@) under the Securities Act with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Securities, you should review the Registration Statement and the exhibits and schedules thereto. Statements made in this Prospectus regarding the contents of any contract or document filed as an exhibit to the Registration Statement are not necessarily complete. You should review the copy of such contract or document so filed.

         You can inspect the Registration Statement and the exhibits and the schedules thereto filed with the Commission, without charge, at the office of the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. You can also obtain copies of these materials from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at HTTP://WWW.SEC.GOV.

         The Company has a web site on the Internet at AutoTradeCenter.com.


                             REPORTS TO STOCKHOLDERS

         As a result of filing the Registration Statement, the Company will become subject to the reporting requirements of the Exchange Act, and will be required to file periodic reports, proxy statements, and other information with the Commission. The Company will furnish its shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year, proxy statements, and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

                                    CONTENTS


                                                                         Page


Report of Certified Public Accountants                                     1

Balance Sheet                                                              2

Income Statement                                                           3

Statement of Cash Flow                                                     4

Statement of Changes in Stockholders' Equity                               5

Notes to Financial Statements                                              6

                   [Letterhead of Price Kond & Company, P.A.]

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Auto Network USA, Inc.


We have audited the accompanying balance sheet of Auto Network USA, Inc. an Arizona corporation as of March 31, 1998, and the related statements of income, stockholders' equity, and cash flows for the period from inception (July 10, 1997) to March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Auto Network USA, Inc. as of March 31, 1998, and the results of its operations and its cash flows for the initial period then ended in conformity with generally accepted accounting principles.


/s/ Price Kong & Co.

Price Kong & Company, P.A.,
Phoenix, Arizona

August 6, 1998

                             AUTO NETWORK USA, INC.
                                  BALANCE SHEET
                                 MARCH 31, 1998

                           ASSETS
Current assets:
 Cash                                                                 $     -
 Accounts receivable-trade                                            1,667,801
 Account receivable-related party                                        37,522
 Inventory                                                            2,182,898
 Prepaid expenses                                                         5,000
                                                                  -------------
   Total current assets                                               3,893,221
                                                                  -------------
Property and equipment at cost,
net of accumulated depreciation of $3,277                                53,948
                                                                  -------------
Other assets                                                             14,676
                                                                  -------------
     Total assets                                                     3,961,845
                                                                  =============
            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable-trade                                               1,904,520
 Accounts payable-related party                                          11,500
 Notes payable - related parties                                        682,000
 Broker commissions payable                                              65,558
 Accrued liabilities                                                     23,934
     Total current liabilities                                        2,687,512
                                                                  -------------

Deferred income taxes                                                     3,465
Long-term debt - related party                                          150,000
Long-term debt - Other                                                  381,000

     Total liabilities                                                  534,465
                                                                  -------------
Commitments and contingencies

Stockholders' equity:
  Convertible  preferred  stock,  Series  A;  $.10
     par  value;  1,000,000  shares authorized;
     6,750 shares issued, 3,848 shares outstanding                      382,251
  Common stock, no par value; 100,000,000 shares
     authorized; 13,226,622 shares outstanding                          345,233
  Retained earnings                                                      12,384
                                                                  -------------
     Total stockholders' equity                                         739,868
                                                                  -------------
       Total liabilities and stockholders' equity                $    3,961,845
                                                                  =============

               See the accompanying notes to financial statements.

                             AUTO NETWORK USA, INC.
                                INCOME STATEMENT
                         FROM JULY 10, 1997 (INCEPTION)
                             THROUGH MARCH 31, 1998




Net sales                                               $            31,581,117

Cost of sales                                                        30,280,247
                                                                  --------------
Gross profit                                                          1,300,870
                                                                  --------------
Operating expenses:
Selling                                                                 905,303
General and administrative                                              274,388
Depreciation and amortization                                             3,429
                                                                  --------------
Total operating expenses                                              1,183,120
                                                                  --------------
Income from operations                                                  117,750

Other income (expense):
Miscellaneous                                                            12,553
Interest expense                                                       (114,404)
                                                                  --------------
Total other income (expense)-net                                       (101,851)
                                                                  --------------
Income before taxes                                                      15,899

Income tax expense                                                        3,515
                                                                  --------------
Net income                                              $                12,384
                                                                  ==============

Earnings per Common Share                               $                 .001
                                                                  ==============

Earnings per Common Share-assuming full dilution        $                 .001
                                                                  ==============




               See the accompanying notes to financial statements.

                             AUTO NETWORK USA, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
              FROM JULY 10, 1997 (INCEPTION) THROUGH MARCH 31, 1998


                       Preferred                            Common
                         Stock                               Stock                                 Retained
                        Shares            Amount            Shares            Amount               Earnings       Total
                     -------------------------------------------------------------------------------------------------------
Beginning
balance, July
10, 1997
(inception) -
  Issued common
  stock to
  founders                                                  9,000,000         $ 30,000                            $ 30,000

December 1997
- Issued
common stock
  pursuant to Rule
  504 of
  Regulation D                                              1,002,500           25,062                              25,062

February 1998 -
Issued
convertible
  Series A
  preferred stock         6,750         $ 675,000                                                                 675,000

March 1998 -
converted
preferred shares
  into common
  shares: 1,111 to 1     (2,902)         (290,171)          3,224,122           290,171                                -

Preferred Stock
  Offering Costs                           (2,578)                                                                 (2,578)

Net income
from July
10,1997
(inception)
  through March
  31, 1998                                                                                       $ 12,384            12,384
                     -------------------------------------------------------------------------------------------------------
Ending balance,
  March 31, 1998          3,848         $ 382,251          13,226,622         $ 345,233          $ 12,384         $ 739,868
                     =======================================================================================================


               See the accompanying notes to financial statements.
                                        4

                             AUTO NETWORK USA, INC.
                             STATEMENT OF CASH FLOWS
               FROM JULY 10, 1997(INCEPTION)THROUGH MARCH 31, 1998


Cash flows from operating activities:
 Net income                                                   $          12,384
 Adjustment to reconcile net income to net cash provided by
 operating activities - Depreciation and amortization                     3,429
 (Increase) decrease in:
     Accounts receivable                                             (1,705,323)
     Inventory                                                       (2,182,898)
     Prepaid expenses                                                    (5,000)
     Other assets                                                       (12,700)
 Increase(decrease) in:
     Accounts payable                                                 1,916,020
     Broker commissions payable                                          65,558
     Accrued liabilities                                                 23,933
     Deferred income taxes                                                3,465
                                                               -----------------
      Net cash provided by (used in)operating activities             (1,881,132)
                                                               -----------------
Cash flows from investing activities:
 Purchase of property and leasehold improvements                        (57,225)
 Investment in start-up and organization costs                           (2,128)
                                                               -----------------
     Net cash provided by (used in) investing activities                (59,353)
                                                               -----------------
Cash flows from financing activities:
 Proceeds from borrowings                                             1,601,000
 Repayment of borrowings                                               (769,000)
 Proceeds from long-term debt                                           381,000
 Proceeds from issuance of convertible preferred stock                  672,422
 Proceeds from issuance of common stock                                  55,063
                                                               -----------------
     Net cash provided by financing activities                        1,940,485
                                                               -----------------
Net change in cash                                                          -

Beginning cash balance, July 10, 1997 (inception)                           -
                                                               -----------------
Ending cash balance, March 31, 1998                           $             -
                                                               =================
Supplemental disclosures:
 Conversion of preferred stock into common stock              $         290,171
 Interest paid                                                $         107,960
                                                               =================

               See the accompanying notes to financial statements.

                             AUTO NETWORK USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCORPORATION AND NATURE OF BUSINESS

Auto Network USA, Inc. (the Company) was incorporated pursuant to the laws of the State of Arizona on July 10, 1997 and began operations on September 22, 1997. The Company is principally engaged in the business of acquiring late-model used vehicles, typically from franchised and independent auto dealers, and reselling them to other used-car dealers throughout the United States; this activity is generally referred to as the wholesale automobile business. March 31, is the Company's fiscal year end.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107 requires that the basis for estimating the fair value of instruments be disclosed. The Company's financial instruments include cash, , accounts receivable, accounts payable, notes payable and long term debt. The estimated fair value amounts have been determined by the Company at March 31, 1998, using available market information and valuation methodologies described below. Considerable judgement is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates may not be indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions or valuation methodologies could have a material effect on the estimated fair value amounts.

The carrying values of cash, accounts receivable, accounts payable, notes payable, and accrued liabilities approximate fair values due to the short-term maturities of these instruments.

The carrying value of all significant loans and other debt approximate fair value because their interest rates were negotiated at the current rates available at the time. Management states that no significant changes have occurred subsequently.

                             AUTO NETWORK USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH ITEMS

Cash and cash items include all highly liquid debt instruments purchased with a maturity of three months or less at the date of acquisition.

INVENTORY

Inventory consists entirely of used vehicles that are stated at the lower of cost or market. The cost of used vehicles is determined on a specific identification basis.

DEPRECIATION AND AMORTIZATION

Equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the assets' estimated useful lives.

Organization expenses are stated at cost less accumulated amortization, which is computed using the straight-line method over a five-year period.

REVENUE RECOGNITION

Revenue and the corresponding cost of the sale are recognized when vehicles are sold to customers evidenced by a sale and a purchase order, respectively. The Company pays for the vehicle and receives payment from its customers when the vehicle title is presented. It is not unusual for a title to lag several days behind the recordation of the vehicle purchase and physical delivery; correspondingly, a vehicle may be sold and delivered to a customer prior to the delivery of the title and the receipt of cash.

EARNINGS PER COMMON SHARE

Earnings per common share are computed by dividing the net income available to shareholders holding common stock by the weighted number of shares outstanding. The weighted number of shares outstanding for the period is 9,834,300. All common stock converted and convertible from preferred stock issued during the period are antidilutive; therefore, they are not used in the computation of diluted earnings per share.

                             AUTO NETWORK USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Deferred  tax  assets  and   liabilities  are  recognized  for  the  future  tax
consequences   attributable  to  temporary  differences  between  the  financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and to operating loss carryforwards, measured by enacted tax rates for years in which taxes are expected to be paid or recovered in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" (See Note I). As of March 31, 1998, depreciation between financial statement and income tax accounting on property and equipment are the only significant timing differences.


NOTE B - ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

                                                               Amount
                                                             -----------
         Trade accounts receivable                           $1,667,801
         Related party receivable                                37,522
                                                             -----------
                                                              1,705,323
         Allowance for doubtful accounts                              0
                                                             -----------
              Total                                          $1,705,323
                                                             ===========

The related party account receivable arose from transactions with Scottsdale Car Company. Management has not established an allowance for doubtful accounts because substantially all receivables are collateralized by titles to automobiles. Additionally, the Company looks to the independent brokers for collection.

NOTE C - INVENTORY

At March 31, 1998, the Company had 140 used vehicles being held in inventory at a cost of $2,182,898. The cost of each vehicle includes the purchase price plus transportation and fix-up expenses. In the occasional situation where the cost of a vehicle exceeds net realizable value, no reduction to net realizable value is made since the broker is charged for this excess at the time of sale

                             AUTO NETWORK USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998


NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                      Accumulated    Net Book
        Category           Life/Method      Cost      Depreciation     Value
-------------------------  ------------  -----------  -------------  ----------
Computers and equipment    3 years/SL      $ 25,207      $   1,377     $23,830
Vehicles                   3 years/SL         6,678            557       6,121
Furniture and fixtures     7 years/SL         8,712            597       8,115
Leasehold improvements     5 years/SL        16,628            746      15,882
                                         ===========  =============  ==========
                                           $ 57,225      $   3,277     $53,948
                                         ===========  =============  ==========

Depreciation expense was $3,277 for the period ended March 31, 1998.


NOTE E - OTHER ASSETS

Other assets consist of the following:
                                                                      Amount
                                                                    ----------
      Deposits                                                        $12,700
      Organizational costs, at cost net of
         accumulated amortization of $152                               1,976
                                                                    ----------
                                                                      $14,676
                                                                    ==========

        Amortization expense was $152 for the period ended March 31, 1998.

                             AUTO NETWORK USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998


NOTE F- ACCOUNTS PAYABLE

Accounts payable consist of the following:
                                                                Amount
                                                             ------------
      Trade accounts payable                                  $1,900,984
      Bank overdraft                                               3,536
                                                             ------------

                    Total accounts payable                    $1,904,520
                                                             ============

NOTE G - NOTES PAYABLE

Notes payable consists of the following at March 31, 1998:

OFFICER:
  o   Note  payable to  officer,  12%  interest  per annum,
      payable  monthly,  due January 15, 1999.  (refer to      $ 300,000
      1. and 2. below)
  o   Note  payable  to  officer,  12%  interest  per  annum,
      payable  monthly,  due upon 30 days notice.  (refer        102,000
      to 1. below)
                                                             ------------

                                                                 402,000
                                                             ------------
AFFILIATES:
  o   Note payable to an entity  controlled by two officers
      and  directors  of the  Company,  12%  interest per
      annum,  payable  monthly,  due  December  15, 1998.        200,000
      (refer  to 1. below)
  o   Unsecured  obligation  to a related  party who buys and
      sells  vehicles for the  Company,  12% interest per
      annum,  payable monthly, due on demand (refer to 1.         80,000
      below)
                                                             ------------
                                                                 280,000
                                                             ------------

            Total notes payable                                $ 682,000
                                                             ============

1.    Collateralized by used car inventory.
2. Convertible, at the option of note holder, into shares of the Company's common stock at a conversion price of $0.10 per share. The option expires 30 days after the term of the note.

The weighted average interest rate for short-term borrowings at March 31, 1998 was 12%.

                             AUTO NETWORK USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998


NOTE H - LONG-TERM DEBT

Long-term debt consists of the remaining balance on a note payable to an unrelated third party due September 22, 1999 in the amount of $381,000 and a note payable to an officer\director, due November 17, 1999 in the amount of $150,000. Interest earned on the notes is 12% per annum, payable monthly. These notes are collateralized by titles to vehicles, and guarantees of an officer and two independent brokers, respectively. There are no installments due during the ensuing twelve-month period.

NOTE I - INCOME TAXES

The Company's effective tax rate equals the statutory tax rate. The provision for income taxes for the period ending March 31, 1998 was $3,515, inclusive of both federal and state income taxes. The components of income tax expense for the period ending March 31, 1998 is as follows:



                                      Federal     State     Total
                                      --------   --------  --------
      Currently payable                 $ -0-      $  50     $  50
      Deferred                          1,951      1,514     3,465
                                      --------   --------  --------
            Total                     $ 1,951    $ 1,564   $ 3,515
                                      ========   ========  ========



Depreciation is the only temporary difference for which deferred income taxes of $3,465 are recognized as of March 31, 1998.

The following is a reconciliation of income tax at the statutory rate to the Company's effective rate:



Computed at the expected statutory rate           $ 5,506        34%
Surtax exemptions                                  (3,020)      (19)
State income tax-net of federal tax benefit         1,242         8
Other                                                 237         1
                                                  -------       ---
Income tax expense/Effective rate                 $ 3,515        24%
                                                  =======       ===

                             AUTO NETWORK USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998


NOTE J- ECONOMIC RISK AND DEPENDENCY

The Company utilizes independent brokers in the purchase and sale of used vehicles. For the period ending March 31, 1998, a major portion of the Company's sales was generated by less than half of these brokers. Consequently, loss of the services of one of more of these high volume producers could have a significant impact upon the Company's financial results. As the Company continues its expansion plans, the addition of independent brokers should mitigate this risk and dependency.

NOTE K - COMMITMENTS AND CONTINGENCIES

The Company entered into an agreement on March 5, 1998 with RCG Capital Markets Group, Inc. to provide financial consulting services to the Company commencing March 16, 1998 for a term of eighteen months. RCG Capital Markets Group is to receive $2,000 per month for the first 12 months and $5,500 per month for the remaining six months. Miscellaneous out-of-pocket expenses will be reimbursed. A retainer of $5,000 has been issued for these expenses. Additionally, options were granted at $.50 each for 350,000 shares of common stock. One-half of these options vested upon execution of the agreement. The remaining half will vest after one year.

NOTE L - OPERATING LEASES

The Company leases its office and garage facilities in Scottsdale, Arizona under an operating lease expiring September 30, 2002. As more fully explained in Note N, the Company also opened a similar facility in Albuquerque, New Mexico on June 1, 1998 and entered into an operating lease with a related party expiring on May 31, 1999. Both of these leases require the Company to pay all maintenance, insurance, and taxes on the leased property. The following schedule shows the future minimum lease payments required as of March 31, 1998 by year under the operating lease for Scottsdale:

      Year ending March 31,     1999           $ 165,478
                                2000             171,422
                                2001             178,050
                                2002             183,152
                                2003              92,836
                                              -----------
                                               $ 790,938

The Company (Lessee) is responsible for paying any increases in real property taxes on the Scottsdale facility over the base year property taxes.
Six related parties  guaranteed the Scottsdale  facility  lease.

                             AUTO NETWORK USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998


NOTE L - OPERATING LEASES (CONTINUED)

The Company sub-leases a portion of its Scottsdale facility to an independent third party on a monthly basis for $2,000 per month which is included in miscellaneous revenue. Rental expense for the period ending March 31, 1998 was $75,860.

NOTE M - STOCKHOLDERS' EQUITY

PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of its $0.10 par value preferred stock on terms and conditions determined by the Board of Directors at date of issuance.

On February 2, 1998, the Company issued 6,750 shares of Series A Preferred Stock ("Series A") for $675,000 pursuant to Section 4(2) of the Securities Act of 1933. Each share of Series A, which is limited to the initial issuance of 6,750 shares, is convertible into 1,111 shares of the Company's common stock at the sole discretion of the holder. In March 1998, 2,902 preferred shares were converted into 3,224,122 common shares.

The amount payable on shares of Series A upon the liquidation, disolution or winding-up of the affairs of the Company is $100 per share or $384,415 in excess of the par value based on 3,848 preferred shares outstanding at March 31, 1998. Each share of Series A has one vote per share.

STOCK OPTIONS
The Company granted at fair market value, 1,000,000 stock options through March 31, 1998 pursuant to the Company's September 25, 1997 stock option plan. All employees, officers, independent brokers, consultants and directors are eligible to participate in the plan. Total shares reserved for issuance under the plan were 2,000,000. Optioned shares vest within 1 year from date of grant, and expire after 5 years from date of grant. Options granted to independent brokers are subject to the maintenance of specified sales volumes. All of the shares issued pursuant to the stock options are restricted shares pursuant to Rule 144 of the Securities and Exchange Commission. The weighted average exercise price of options outstanding at March 31, 1998 was $.32 per share, with a range from $.15 to $.50 per share.

                             AUTO NETWORK USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998


NOTE M - STOCKHOLDERS' EQUITY (CONTINUED)


WARRANTS

For each share of common stock issued upon conversion of Series A Preferred Stock, one warrant to purchase common stock will be issued. Five warrants shall be exercisable to purchase one share of common stock at $.25 per share. The warrants shall expire one year from date of issuance

Of the total of 6,750 preferred shares issued as of March 31, 1998, 2,902 shares of Series A Preferred shares were converted into 3,224,122 shares of common stock, therefore, 3,224,122 warrants are outstanding.

NOTE N- RELATED PARTY TRANSACTIONS

 During the period ended March 31, 1998, the Company had entered into various lending arrangements with officers, directors and other affiliated entities owned or controlled by officers, directors and other key personnel of the Company totaling $1,601,000. As more fully detailed in Note F, at March 31, 1998 the balance outstanding on these notes was $832,000. The total interest paid to these entities on all financing activities for the period ended March 31, 1998 was $66,416.

During the period ended March 31, 1998, the Company consummated a total of approximately $800,000 of vehicle sales and $1,255,000 of vehicle purchases with two entities owned by officers\directors\stockholders of the Company. The amounts transacted were for values equivalent to what would have been attained if transacted with independent third parties. At March 31, 1998, the Company had an account receivable of $37,522 from one of these entities.

During  the  period  ending  March  31,  1998,   the  Company  paid  $4,000  for
professional services to MRM Consultants, an entity owned by an officer\director of the Company. This same person was owed $11,500 as of March 31, 1998.

                             AUTO NETWORK USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998


NOTE O - SUBSEQUENT EVENTS

NOTE PAYABLE

On April 7, 1998, the Company obtained $300,000 from an officer\director for which it signed a note that accrues interest at 12% per annum, payable monthly. The note is due upon 30 days written notice and is collateralized by used car inventory.

On June 1, 1998 the Company obtained $250,000 from Eastlane Trading, Ltd., an independent third party, and signed a note that earns interest at 12% per annum, payable monthly. The note is due June 1, 1999.

LINE OF CREDIT

On May 5, 1998, the Company obtained a line of credit from its commercial bank in the amount of $500,000. The note is due June 5, 1999 and is collateralized by all inventory, accounts receivable, equipment and general intangibles. Company officers and directors also personally guaranteed the note. As of August 6, 1998, the full $500,000 credit line had been utilized.

ALBUQUERQUE FACILITY

On May 18, 1998 Auto Network USA of New Mexico, Inc. ("ANET-NM") was formed, a wholly owned subsidiary. On June 1, 1998, ANET-NM issued 100 shares of its common stock to Auto Network USA, Inc. for $100. In addition, effective June 1, 1998, the Company entered into various financial agreements that effectively allowed the Company to begin operating a wholesale used car sales facility in Albuquerque, New Mexico. These agreements are as follows:

1) The Company entered into a Purchase of Goodwill Agreement with JBS, LLC ("JBS"), whose members comprise the management team in Albuquerque. As part of the inducement for signing the agreement, JBS was granted a total of 800,000 restricted shares of Auto Network USA, Inc., that were valued at $0.20 per share. The shares are earned by JBS as follows:

                             AUTO NETWORK USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998

NOTE O - SUBSEQUENT EVENTS (CONTINUED)


   a) Upon signing the agreement 266,667 shares of common stock were issued to an escrow agent and are subject to forfeiture only if ANET-NM is not doing business as of June 1, 1999.

   b) Up to 266,667 shares may be earned for the period beginning June 1, 1998 through March 31, 1999 and up to 266,666 shares for the year ended March 31, 2000 if ANET-NM achieves agreed upon pre-tax earnings for each of those periods.


   As an additional incentive, JBS received stock options for the purchase of additional shares of the Company's common stock. These options will vest at a rate of five (5) options for every dollar of pre-tax earnings achieved by ANET-NM in excess of the benchmarks established for each of the periods beginning June 1, 1998 through March 31, 1999 and for the year ended March 31, 2000. The options shall be exercisable for a period of three (3) years from and after their grant date, at the bid price of the Company's common stock at March 31, 1999 and March 31, 2000, respectively.

2) Effective June 1, 1998 ANET-NM entered into a lease agreement with G & B Investments, LLC, an entity owned by two of the principals managing the Albuquerque operations. The lease terminates on May 31, 1999 but is automatically renewed unless a 30 day cancellation notice is received by either party. The lease is an operating lease whereby ANET-NM is responsible for all operating costs. The amount of the lease is $2,500 per month.

3) Auto Network USA, Inc. loaned ANET-NM $250,000 carrying back a note receivable due June 30, 2000. The note earns interest at 12% per annum, payable monthly.

                             AUTO NETWORK USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998



NOTE O  - SUBSEQUENT EVENTS (CONTINUED)

4) Auto Network USA, Inc. signed a note payable to Burton Motors Ltd. Co. ("Burton"), an entity controlled by the principals managing the Albuquerque operations, for $250,000 due June 30, 2000 upon the infusion of $250,000 into ANET-NM by Burton. The note earns interest at 15% per annum, payable monthly. The note is unsecured and is subordinated to other debt of Auto Network USA, Inc. The note may be converted to Auto Network USA, Inc. common stock of at the option of Burton at a price equal to the closing bid price at date of conversion.

   The amount of the goodwill created by the above transaction will be capitalized and amortized on a straight-line basis over a 10-year benefit period. The Company periodically assesses the recoverability of the cost of its goodwill based upon a review of projected non-discounted cash flows of the related operating entity among other criteria. These cash flow estimates are prepared and reviewed by management in connection with the Company's annual long-range planning process.


CONSULTING AGREEMENT

Auto Network USA, Inc. entered into an agreement on July 8, 1998 with an individual to serve as a consultant and advisor to the Board of Directors. The term of the agreement is six months with an option to extend the agreement for an additional six months upon mutual consent of the parties. Options on 100,000 shares of the common stock are exercisable at $0.875 and shall vest as follows:

          1)      The first 25,000 options shall vest upon signing.
          2) The second 25,000 options shall vest upon closing a financing arrangement with an institution for at least
                  $1,000,000.
          3) The third 25,000 options shall vest immediately upon renewal of the agreement after its initial six-month term.
          4) The fourth and remaining 25,000 options shall vest during the second six-month term, if extended, if additional funding is obtained from a banking source different than 2) above.

                             AUTO NETWORK USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998

NOTE O  - SUBSEQUENT EVENTS (CONTINUED)

Auto Network USA, Inc. and Pinnacle Financial Corporation (a related party) entered into an agreement with an individual for advisory services related to the wholesale automobile industry, financing, capital markets and other general business matters. He will be reimbursed $2,000 per month during the term of the agreement plus incurred out of pocket expenses. In addition, he will be granted an option for two years to purchase up to 50,000 shares of common stock for $0.875.



ACQUISITION OF SUBSIDIARY

On July 20, 1998 the Board of Directors approved the acquisition of Pinnacle Dealer Services, Inc. for 300,000 shares of restricted common stock of the Company. Pinnacle Dealer Services, Inc. was a newly formed, wholly owned subsidiary of Pinnacle Financial Corporation, a related party. Pinnacle Dealer Services, Inc. has entered into an agreement with a financing source whereby lines of credit will be made available to dealers/customer for vehicles purchased through Auto Network USA, Inc. No value was ascribed to the 300,000 shares issued since the transaction is being recorded on the historical basis of accounting, there were no costs involved in the formation of this newly acquired entity.

AUTO NETWORK GROUP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1998
(UNAUDITED)

     ASSETS
Current assets:
Cash                                                  $         140,513
Accounts receivable-trade                                     3,888,690
Accounts receivable-employees and related parties                   (41)
Inventory                                                     4,469,319
Prepaid expenses                                                 40,407
Other current assets                                              2,530
 Total current assets                                         8,541,418
                                                      ------------------
Property and equipment, net of accumulated
   Depreciation of $7,802                                       120,354
                                                      ------------------
Other assets                                                     64,669
                                                      ------------------
Total assets                                          $       8,726,441
                                                      ==================


     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable-trade                                $       2,905,922
Accounts payable-employees and related parties                   40,254
Notes payable-related party                                   1,569,500
Notes payable                                                   500,000
Broker's reserves                                               183,415
Accrued liabilities                                              89,338
Income taxes payable                                              9,470
                                                      ------------------
Total current liabilities                                     5,297,899

Deferred income taxes                                                 -
Long-term debt - related party                                  315,000
Long-term debt - Other                                        1,833,259
                                                      ------------------
Total liabilities                                             7,446,158
                                                      ------------------

Stockholders' equity:
Convertible preferred  stock, Series A;  $0.10
 par value; 1,000,000 shares authorized;
 6,750 issued, 3,848 shares outstanding                         382,251
Convertible preferred stock, Series B; $10.00
 par value;  250,000 shares authorized;
 47,000 issued, 47,000 shares outstanding                       377,669
Common stock, no par value; 100,000,000 shares
 authorized; 13,793,289 shares outstanding                      398,567
Retained earnings                                               121,797
                                                      ------------------
Total stockholders' equity                                    1,280,283

Total liabilities and stockholders' equity            $       8,726,441
                                                      ==================

AUTO NETWORK GROUP, INC. AND SUBSIDIARY
CONSOLIDATED INCOME STATEMENT
FOR THE NINE MONTHS ENDED DECEMBER 31, 1998
(UNAUDITED)



Net sales                                              $   69,600,122
Cost of sales                                              66,688,743
                                                       ---------------
Gross profit                                                2,911,378
                                                       ---------------

Operating expenses:
Selling                                                     1,840,031
General and administrative                                    634,642
Depreciation and amortization                                  19,871
                                                       ---------------
  Total operating expenses                                  2,494,544
                                                       ---------------
Income from operations                                        416,834
                                                       ---------------
Other income (expense):
Miscellaneous                                                  36,735
Interest expense                                             (278,413)
                                                       ---------------
  Total other income (expense)                               (241,678)
                                                       ---------------
Income before income taxes                                    175,156

Income tax expense                                             65,743

Net income                                             $      109,413
                                                       ===============


Earnings per Common Share                              $        0.008
                                                       ===============

Earnings per Common Share - assuming full dilution     $        0.008
                                                       ===============


AUTO NETWORK GROUP, INC. AND SUBSIDIARY
Consolidated Statement of Changes in Stockholders' Equity
For the Nine Months Ended December 31, 1998
(Unaudited)



                               Series A, Convertible   Series B, Convertible     Common                    Retained
                                  Preferred Stock         Preferred Stock         Stock                    Earnings         Total
                                Shares     Amount       Shares        Amount      Shares        Amount

Balance @ March 31, 1998        3,848     $382,251         -             -      13,226,622     $345,233     $ 12,384     $  739,868


Shares Issued June 1,1998 for
Goodwill                                                                           266,667       53,333                      53,333


Shares issued August 26, 1998
for purchase of subsidiary                                                         300,000            -                           -


Shares issued in November
1998 for purchase of
preferred stock                                         35,000       $281,242                                               281,242


Shares issued in December
1998 for purchase of
preferred stock                                         12,000         96,426                                                96,426


Net income for the nine
months ended December 31,
1998                                                                                                         109,413        109,413


Balance @ December 31, 1998     3,848     $382,251      47,000       $377,668   13,793,289     $398,566     $121,797     $1,280,282


                           [BACK COVER OF PROSPECTUS]


         Dealer Prospectus Delivery Obligation

         Until _____________, 1999, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses to be paid by the registrant in connection with the securities being registered are as follows:

                  Securities and Exchange Commission filing fee........$  144.66
                  Accounting fees and expenses.........................
                  Blue sky fees and expenses...........................
                  Legal fees and expenses..............................
                  Transfer agent fees and expenses.....................
                  Printing expenses....................................
                  Miscellaneous expenses...............................

                  Total................................................$

                  All amounts are estimates except the SEC filing fee and NASD filing fee. The Selling Stockholders will be bearing the cost of their own brokerage fees and commissions and their own legal and accounting fees.

ITEM 14.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Arizona Business Corporation Act and Article 9 of the Registrant's Articles of Incorporation permit the Registrant to indemnify its officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in the corporation's best interests, not opposed to the corporation's best interests, or unlawful. Indemnification is not permitted in connection with a proceeding by or in the right of the corporation in which the officer or director was adjudged liable to the corporation or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the officer or director was adjudged liable on the basis that he or she derived an improper personal benefit.


ITEM 15.          RECENT SALES OF UNREGISTERED SECURITIES

         Since the registrant's inception, it has issued and sold securities which were not registered under the Securities Act of 1933, as follows:


COMMON STOCK:

------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   DATE          PERSON OR CLASS OF PERSONS         NUMBER OF SHARES        OFFERING PRICE          CONSIDERATION
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   8/97       Jeff Erskine, Mike Stuart, Mark       9,000,000 shares       $.003333 per share        $30,000 cash
              Moldenhauer, Joe Seaverns, Candy
             Seaverns, Victor Felice, and John
                          Carrante
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   12/97                34 persons                  1,002,500 shares        $0.025 per share       $25,062.50 cash
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
2/98 - 3/99      Eastlane Trading Limited,        7,499,250 shares (and     Conversion of 6,750 shares of Series A
              Silhouette Investments Ltd., and     warrants to purchase                Preferred Stock
                 Flagstone Automotive Inc.         1,499,850 shares at
                                                     $.25 per share)
------------ ----------------------------------- ----------------------- ---------------------------------------------
   3/99            Shareholders of Walden           2,050,000 shares     These shares were issued in exchange for the
                 Remarketing Services, Inc.                              shares of Walden Remarketing Services, Inc.
------------ ----------------------------------- ----------------------- ---------------------------------------------
   4/99                 M&A West, Inc.               100,000 shares         $2.00 per share         $200,000 cash
------------ ----------------------------------- ----------------------- ---------------------- ----------------------

         No underwriters were used in the above transactions. The registrant relied upon the exemption from registration contained in Section 4(2) as to the first transaction and acquisition of Walden Remarketing Services, and Rule 504 as to the other transactions. With regard to the first transaction for founders' stock and Walden Remarketing Services acquisition, the purchasers were deemed to be sophisticated with respect to the investment in the securities due to their financial condition and involvement in the registrant's business. Restrictive legends were placed on the stock certificates evidencing the shares issued in the Section 4(2) transaction.

SERIES A PREFERRED STOCK:

------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   DATE          PERSON OR CLASS OF PERSONS         NUMBER OF SHARES        OFFERING PRICE          CONSIDERATION
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   2/98           Eastlane Trading Limited            6,750 shares          $100 per share          $675,000 cash
------------ ----------------------------------- ----------------------- ---------------------- ----------------------

         No underwriters were used in the above transaction. The registrant relied upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933. The purchaser was deemed to be sophisticated with respect to this investment in securities of the registrant by virtue of its financial condition and previous investment experience. A restrictive legend was placed on the stock certificates evidencing the Series A Preferred Stock.

SERIES B PREFERRED STOCK:

------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   DATE          PERSON OR CLASS OF PERSONS         NUMBER OF SHARES        OFFERING PRICE          CONSIDERATION
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
  11/98 -    3 accredited and 1  non-accredited      47,000 shares           $10 per share          $470,000 cash
   12/98     investors
------------ ----------------------------------- ----------------------- ---------------------- ----------------------

         The registrant entered into a Consulting Agreement with Anthony & Company, Inc. dba Anthony Advisors (the AConsultant@). Under the terms of the Consulting Agreement, the registrant appointed the Consultant as its exclusive agent for the purpose of introducing to the registrant persons interested in investing in the Series B Preferred Stock. The Consultant was not authorized to negotiate the terms of the transaction with any introduced investor on behalf of the registrant or to execute the transaction on behalf of the registrant. For its services, the registrant agreed to pay the Consultant a fee of $440,000 and warrants to purchase up to 300,000 shares of the registrant's Common Stock at $.50 per share. The registrant relied upon the exemption from registration contained in Rule 506 of Regulation D.


ITEM 16.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)      The  following   documents  are  filed  as  exhibits  to  this
                  registration statement:

 REGULATION S-K
     NUMBER        DOCUMENT

       2.1 Agreement and Plan of Reorganization between Auto Network Group, Inc. and Walden Remarketing Services, Inc.
       3.1         Articles of Incorporation, as amended
       3.2         Bylaws
       4.1 Statement Pursuant To Section 10-602 of The Arizona Business Corporation Act of Auto Network USA, Inc. Regarding Series A Preferred Stock
       4.2 Statement Pursuant To Section 10-602 of The Arizona Business Corporation Act of Auto Network USA, Inc. Regarding Series B Preferred Stock
       4.3         Warrant to Purchase Common Stock Issued to Anthony & Company,
                   Inc.
       5.1         Opinion regarding legality
      10.1         Stock Option Plan
      10.2         Evelyn Felice loan documents
      10.3         Mark Moldenhauer loan documents
      10.4 Pinnacle Financial Corporation loan documents 10.5 Eastlane Trading Limited loan documents
      10.6         Norwest  Bank loan  documents

 REGULATION S-K
     NUMBER        DOCUMENT

      10.7         Mike and Debbie Stuart loan documents
      10.8         Purchase of Goodwill Agreement with JBS, LLC
      10.9         Promissory  Notes used for acquisition of Walden  Remarketing
                   Services, Inc.(to be filed by amendment).
      10.10        Consulting  Agreement  with Dennis E. Hecker  dated April 20,
                   1999
      10.11        Non-Qualified  Stock Option  Agreement  with Dennis E. Hecker dated April 20, 1999
       21          Subsidiaries of the registrant
       23          Consent of Price Kong & Company, P.A.
       27          Financial Data Schedule

         (b) The following financial statement schedules are filed with this registration statement: None

ITEM 17.          UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 17, 1999.

                                        AUTOTRADECENTER.COM INC.


                                        By:/S/MIKE STUART
                                               Mike Stuart, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                TITLE                                  DATE

/S/MIKE STUART                           President and a director               MAY 17, 1999
---------------------------------------  (Principal Executive Officer)          --------------------------------------

Mike Stuart

                                         Vice President, Secretary and a        MAY 17, 1999
/S/MARK MOLDENHAUER                      Director                               --------------------------------------
---------------------------------------
Mark Moldenhauer
                                         Treasurer
                                         (Principal  Financial and  Accounting  MAY 17, 1999
/S/ROGER L. BUTTERWICK                   Officer)                               --------------------------------------
---------------------------------------
Roger L. Butterwick



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